Exhibit 10.1

EXCHANGE AGREEMENT
This Exchange Agreement, dated as of September 16, 2015 (this "Agreement"), is by and among Energy Transfer Partners, L.P., a Delaware limited partnership ("ETP"), La Grange Acquisition, L.P., a Texas limited partnership ("La Grange" and, together with ETP, the "ETP Parties"), Sunoco Logistics Partners L.P., a Delaware limited partnership ("SXL"), and Sunoco Pipeline L.P., a Texas limited partnership ("Sunoco Pipeline," and together with SXL, the "SXL Parties"). ETP, La Grange, SXL and Sunoco Pipeline sometimes individually referred to herein as a "Party" and collectively referred to herein as the "Parties." Defined terms used but not defined herein have the meaning given to them in Annex A.
WHEREAS, ETP, through its indirect, wholly-owned subsidiary La Grange, owns a 100% membership interest in Bakken Holdings Company LLC, a Delaware limited liability company ("Bakken Holdco"); and
WHEREAS, Bakken Holdco owns a 100% membership interest in each of Dakota Access Holdings, LLC ("DA Holdings") and ETCO Holdings, LLC ("ETCO Holdings"); and
WHEREAS, DA Holdings owns a 75% membership interest in Dakota Access LLC ("Dakota Access"), and ETCO Holdings owns a 75% membership interest in Energy Transfer Crude Oil Company, LLC ("ETCOC"); and
WHEREAS, Dakota Access and ETCOC intend to develop the previously announced pipeline system to deliver crude oil from the Bakken/Three Forks production area in North Dakota to the Gulf Coast (the "Bakken Pipeline Project"); and
WHEREAS, the Parties desire to effect a transaction in which (i) La Grange will transfer to Sunoco Pipeline 40% of its membership interest (the "Transferred Interest") in Bakken Holdco, (ii) SXL will issue to ETP the Class B Units representing limited partner interests in SXL (the "Class B Units"), the number and terms of which will be set forth in Amendment No. 6 to the SXL Partnership Agreement (the "Partnership Agreement Amendment") in the form attached as Annex B hereto, and (iii) SXL will pay to La Grange an amount in cash equal to 40% of the total cash contributions made by La Grange to Dakota Access and ETCOC in connection with the Bakken Pipeline Project as of the Closing Date (as defined herein), with certain adjustments as agreed upon by the Parties in a commercially reasonable manner prior to or upon Closing (as defined herein) (the "Cash Consideration"), as reimbursement for such capital expenditures; and
WHEREAS, in connection with the transfer of the Transferred Interest, La Grange and Sunoco Pipeline will enter into Assignment Agreements (the "Assignments") in the form attached as Annex C hereto; and
WHEREAS, in connection with the transfer of the Transferred Interest, La Grange and Sunoco Pipeline will enter into an amended and restated Limited Liability Company Agreement of Bakken Holdco (the "A&R Bakken Holdco LLC Agreement") in form satisfactory to the parties thereto and including the terms set forth on the term sheet attached hereto as Annex D; and
WHEREAS, in connection with their ownership of an interest in Bakken Holdco, each of ETP and SXL will enter into a guaranty in the form attached as Annex E-1 hereto (each, a "Member

Guaranty"), which will obligate ETP and SXL to guaranty the obligations of La Grange and Sunoco Pipeline, respectively, under the A&R Bakken Holdco LLC Agreement; and
WHEREAS, SXL will enter into an agreement in the form attached as Annex E-2 hereto (the "SXL Reimbursement Agreement") under which SXL shall agree to reimburse ETP for 40% of any amounts paid by ETP under that certain member guaranty agreement dated October 15, 2014, issued to ETCOC by ETP in favor of ETCO Holdings and/or that certain member guaranty agreement dated October 15, 2014, issued to Dakota Access by ETP in favor of DA Holdings; and
WHEREAS, in connection with SXL’s borrowing of the amounts necessary to pay the Cash Consideration, ETP has entered into a Support Agreement in the form attached hereto as Annex F in favor of SXL’s lender(s) (the "Support Agreement"); and
WHEREAS, in connection with the issuance of SXL common units to ETP upon the conversion of the Class B Units pursuant to the SXL Partnership Agreement Amendment, ETP and SXL will enter into the Unitholder Agreement in the form attached as Annex G hereto (the "UHA"); and
WHEREAS, in connection with the transactions contemplated hereby, ETP will cause its wholly-owned subsidiary, DAPL-ETCO Operations Management LLC, a Delaware limited liability company ("DAPL-ETCO Operations"), to assign, transfer, subcontract or otherwise convey certain of its rights and obligations as operator under those certain Operating Agreements between DAPL-ETCO Operations and each of Dakota Access and ETCOC, each dated October 15, 2014, to Sunoco Pipeline (such documents or instruments evidencing such assignment, transfer, subcontract or other conveyance, collectively, the "Operatorship Transfer Documents", and, together with this Agreement, the Partnership Agreement Amendment, the Assignments, the A&R Bakken Holdco LLC Agreement, the Member Guaranties, the SXL Reimbursement Agreement and the Support Agreement, the "Transaction Documents").
Accordingly, the Parties agree as follows:
ARTICLE I
THE TRANSACTIONS
Section 1.1    Assignment of Transferred Interest; Issuance of SXL Class B Units; Payment of Cash Consideration. Pursuant to the terms of this Agreement, at the Closing, (a) ETP shall cause La Grange to sell, assign, transfer and convey the Transferred Interest to Sunoco Pipeline, free and clear of all Liens, pursuant to the Assignments; (b) SXL shall issue to ETP the Class B Units pursuant to the terms of the Partnership Agreement Amendment; and (c) SXL shall pay to La Grange, by wire transfer of immediately available funds to the bank account designated by La Grange, the Cash Consideration. The closing of the transactions contemplated by this Agreement (the "Closing"), shall take place on the first Business Day following the later to occur of (i) September 30, 2015 and (ii) the date on which all conditions set forth in clauses (a) through (c) above and Sections 1.2, 1.3, and 1.4 below have been met (or waived by the Parties) (other than conditions which can only be satisfied as of the Closing Date, which shall have been met or waived on such date) (the "Closing Date") at the offices of ETP, 1300 Main Street, Houston, Texas, unless otherwise agreed to in writing by the Parties.

Section 1.2    Mutual Conditions to Each Party’s Obligations. The respective obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a Party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):
(a)no Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction that temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal; and
(b)there shall not be pending any action, suit, claim, proceeding or other legal, administrative or arbitrational proceeding ("Proceeding") by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement.
Section 1.3    Conditions to the SXL Parties’ Obligations. The obligation of the SXL Parties to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by the SXL Parties in writing, in whole or in part, to the extent permitted by applicable Law):
(a)ETP shall have prepared and delivered to SXL at least five (5) Business Days prior to the Closing Date its good faith calculation of the estimated Cash Consideration, and SXL and its representatives shall have been permitted to review ETP’s and its Affiliates’ books and records and working papers related to the preparation of the estimated Cash Consideration;
(b)each of the ETP Parties shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the ETP Parties on or prior to the Closing Date;
(c)each of the representations and warranties of the ETP Parties contained in Article III shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date; and
(d)the ETP Parties shall have executed and delivered, or caused to be executed and delivered, the closing deliverables described in Section 1.6.
Section 1.4    Conditions to ETP Parties’ Obligations. The obligation of the ETP Parties to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by the ETP Parties in writing, in whole or in part, to the extent permitted by applicable Law):
(a)each of the SXL Parties shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement that are required to be performed and complied with by such SXL Party on or prior to the Closing Date;

(b)each of the representations and warranties of the SXL Parties contained in Article II shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date; and
(c)each of the SXL Parties shall have executed and delivered, or caused to be executed and delivered, the closing deliverables described in Section 1.5.
Section 1.5    SXL Parties Closing Deliverables. Upon the terms of this Agreement, at the Closing, the SXL Parties shall deliver (or cause to be delivered):
(a)the certificate(s) evidencing the Class B Units to deliver to ETP the Class B Units in accordance with Section 1.1(b), which certificates shall be duly endorsed by SXL;
(b)the Assignments in accordance with Section 1.1(a), which shall have been duly executed on behalf of Sunoco Pipeline;
(c)the Cash Consideration in accordance with Section 1.1(c);
(d)a certificate, dated the Closing Date and signed by a duly authorized officer on behalf of the SXL General Partner, in his or her capacity as such, stating that:

(i)
each of the SXL Parties has performed and complied in all material respects with the covenants and agreements contained in this Agreement that are required to be performed and complied with by such SXL Party on or prior to the Closing Date; and

(ii)	each of the representations and warranties of the SXL Parties contained in Article II are true and correct on and as of the Closing Date in all material respects;
(e)the UHA, which shall have been duly executed on behalf of SXL;
(f)the Partnership Agreement Amendment, which shall have been duly executed on behalf of the SXL General Partner;
(g)the A&R Bakken Holdco LLC Agreement, which shall have been duly executed on behalf of Sunoco Pipeline;
(h)the respective Member Guaranty, which shall have been duly executed on behalf of SXL;
(i)the SXL Reimbursement Agreement, which shall have been duly executed on behalf of SXL;
(j)the Operatorship Transfer Documents, which shall have been duly executed on behalf of Sunoco Pipeline to the extent necessary to be so executed in order to accomplish the assignment, transfer, subcontract or other conveyance contemplated thereby; and

(k)all other documents, instruments and writings required to be delivered by each of the SXL Parties at the Closing under this Agreement.
Section 1.6    ETP Parties Closing Deliverables. Upon the terms of this Agreement, at the Closing, the ETP Parties shall deliver (or cause to be delivered):
(a)a certificate, dated the Closing Date and signed by a duly authorized officer on behalf of the ETP General Partner, in his or her capacity as such, stating that:

(i)
each of the ETP Parties has performed and complied in all material respects with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the ETP Parties on or prior to the Closing Date; and

(ii)	each of the representations and warranties of the ETP Parties contained in Article III are true and correct on and as of the Closing Date in all material respects;
(b)the Assignments in accordance with Section 1.1(a), which shall have been duly executed on behalf of La Grange;
(c)the UHA, which shall have been duly executed on behalf of ETP;
(d)the A&R Bakken Holdco LLC Agreement, which shall have been duly executed on behalf of La Grange;
(e)the respective Member Guaranty, which shall have been duly executed on behalf of ETP;
(f)the Support Agreement, which has been duly executed on behalf of ETP;
(g)the Operatorship Transfer Documents, which shall have been duly executed on behalf of DAPL-ETCO Operations and any other affiliate of ETP to the extent necessary to be so executed in order to accomplish the assignment, transfer, subcontract or other conveyance contemplated thereby; and
(h)all other documents, instruments and writings required to be delivered by the ETP Parties at the Closing under this Agreement.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE SXL PARTIES
The SXL Parties jointly and severally represent and warrant to the ETP Parties as of the date hereof as follows:
Section 2.1    Organization. SXL is an entity duly formed, validly existing and in good standing under the Laws of the State of Delaware. Sunoco Pipeline is an entity duly formed, validly existing and in good standing under the Laws of the State of Texas.

Section 2.2    Power and Authority; Enforceability; Valid Issuance.
(a)Each of the SXL Parties has full limited partnership power and authority, as applicable, to execute and deliver each of the Transaction Documents, to the extent it is a party thereto, and consummate the transactions contemplated by the Transaction Documents to which it is a party. The execution and delivery by the SXL Parties of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly authorized by all requisite limited partnership action, as applicable, on the part of the SXL Parties party thereto and no further consent, approval or action is required by or from SXL, the board of directors of the SXL General Partner, SXL’s unitholders, or any of SXL’s creditors in connection with the transactions contemplated hereby or thereby. Assuming this Agreement has been duly authorized, executed and delivered by the ETP Parties, this Agreement constitutes a legal, valid and binding obligation of the SXL Parties, enforceable against the SXL Parties in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies (the "Enforceability Exceptions"). On the Closing Date, assuming the UHA, the A&R Bakken Holdco LLC Agreement, the Assignments, and the Operatorship Transfer Documents have been duly authorized, executed and delivered by the ETP Parties, DAPL-ETCO Operations or any other affiliate of ETP, as applicable, the UHA, the A&R Bakken Holdco LLC Agreement, the Assignments, the Operatorship Transfer Documents, the Partnership Agreement Amendment, the SXL Reimbursement Agreement and the respective Member Guaranty, as applicable, will constitute legal, valid and binding obligations of the SXL Parties, enforceable against the SXL Parties, as applicable, in accordance with their terms, subject to the Enforceability Exceptions.
(b)The Class B Units have been duly authorized in accordance with the SXL Partnership Agreement, and when issued and delivered in accordance with this Agreement, the Class B Units will be validly issued, fully paid and non-assessable and free of any and all Liens and restrictions on transfer, other than (i) restrictions on transfer that may be imposed by state or federal securities laws or the SXL Partnership Agreement, and (ii) as such non-assessability may be affected by Sections 17-303(a), 17-607 or 17-804 of the Delaware Revised Uniform Limited Partnership Act.
Section 2.3    No Conflicts. The execution, delivery and performance by each SXL Party of the Transaction Documents to which such SXL Party is a party, and the transactions contemplated thereby, do not and will not (a) violate any Law applicable to the SXL Parties, (b) conflict with any provision of the certificate of formation, certificate of limited partnership, limited liability company agreement or the SXL Partnership Agreement, as applicable, of the SXL Parties, (c) require or make necessary any consent, approval or other action of, or notice to, any Person under any agreement or other document or instrument to which the SXL Parties are a party or by which the SXL Parties, or any of the SXL Parties’ assets or properties, are bound, except for those consents, approvals or other actions that have already been obtained or made, or (d) conflict with, or result in a violation of, any agreement or other document or instrument to which the SXL Parties are a party or by which the SXL Parties, or any of the SXL Parties’ assets or properties, are bound.

Section 2.4    Ownership of Class B Units. None of the Class B Units is subject to any voting trust or other contract, agreement, arrangement, commitment or understanding, written or oral, restricting or otherwise relating to the voting or disposition of the Class B Units, other than this Agreement and the organizational documents of SXL. No proxies or powers of attorney have been granted with respect to the Class B Units, other than proxies or powers of attorney that (a) would not reasonably be expected to impair the ability of SXL to deliver the Class B Units to ETP as contemplated hereby and (b) would not apply to the Class B Units after the delivery of the Class B Units to ETP pursuant to this Agreement. Except as contemplated herein, there are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments pursuant to which SXL is or may become obligated to transfer any of the Class B Units, except as (x) would not reasonably be expected to impair the ability of SXL to deliver the Class B Units to ETP as contemplated hereby and (y) would not apply to the Class B Units after the delivery of the Class B Units to ETP pursuant to this Agreement.
Section 2.5    Litigation. There is no Proceeding pending or, to the knowledge of the SXL Parties, threatened against the SXL Parties, or against any officer, manager or director of the SXL Parties, in each case related to the Class B Units or the transactions contemplated hereby. The SXL Parties are not a party or subject to any order, writ, injunction, judgment or decree of any court or Governmental Authority relating to the Class B Units or the transactions contemplated hereby.
Section 2.6    Governmental Authorizations. Except for any filings that may be required pursuant to Sections 13(d), 13(f) and 13(g) of the Exchange Act, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority is required on the part of the SXL Parties in connection with the execution, delivery and performance by the SXL Parties of the Transaction Documents to which they are a party or the delivery of the Class B Units to ETP pursuant to this Agreement.
Section 2.7    Private Placement. Assuming the accuracy of the representations and warranties set forth in Article III, the issuance of the Class B Units to ETP as contemplated herein is exempt from the registration requirements of the Securities Act.
Section 2.8    Acknowledgement. The SXL Parties acknowledge that they have made their own analysis of the fairness of the transactions contemplated hereby and have not relied on any advice or recommendation by ETP or its partners, directors, officers, agents or affiliates with respect to their decision to enter into this Agreement and to consummate the transactions contemplated hereby. The SXL Parties have had sufficient opportunity and time to investigate and review the business, management and financial affairs of the ETP Parties, and have had sufficient access to management of the ETP Parties, before their decision to enter into this Agreement, and further have had the opportunity to consult with all advisers they deem appropriate or necessary to consult with in connection with this Agreement and any action arising hereunder, including tax and accounting advisers. The SXL Parties acknowledge that, in connection with their entry into this Agreement and consummation of the transactions contemplated hereby, the SXL Parties have not relied on any representations or warranties of ETP or its affiliates, except for the representations or warranties of the ETP Parties set forth in Article III of this Agreement and the documents delivered by ETP in connection with the transactions contemplated hereby.

Section 2.9    No Preemptive Rights, Registration Rights or Options. There are no (i) preemptive rights, rights of first refusal, rights of first offer, purchase options, call options or other similar rights of any Person with respect to or under Applicable Law or under the SXL Partnership Agreement or any other organizational or constitutive instruments of SXL relating to the Class B Units or (ii) except as provided under Applicable Law or under the SXL Partnership Agreement, restrictions upon the voting or transfer of the Class B Units. SXL has not granted registration rights for or relating to the registration of any Class B Units.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE ETP PARTIES
The ETP Parties jointly and severally represent and warrant to the SXL Parties as of the date hereof as follows:
Section 3.1    Organization. Each of the ETP Parties is an entity duly formed, validly existing and in good standing under the Laws of the State of Delaware.
Section 3.2    Power and Authority; Enforceability.
(a)Each of the ETP Parties has full limited partnership or limited liability company power and authority to execute and deliver the Transaction Documents to which it is a party and consummate the transactions contemplated thereby. The execution and delivery by the ETP Parties of the Transaction Documents to which it is a party and the consummation of the other transactions contemplated by the Transaction Documents have been duly authorized by all requisite limited partnership, limited liability company or other organizational action on the part of the ETP Parties and no further consent, approval or action is required by or from any of the ETP Parties, the board of directors of the ETP General Partner, ETP’s unitholders or any of the ETP Parties’ creditors in connection with the transactions contemplated by the Transaction Documents. Assuming this Agreement has been duly authorized, executed and delivered by the SXL Parties, this Agreement constitutes a legal, valid and binding obligation of the ETP Parties, enforceable against the ETP Parties in accordance with its terms, subject to the Enforceability Exceptions. On the Closing Date, assuming the UHA, the A&R Bakken Holdco LLC Agreement, the Assignments, and the Operatorship Transfer Documents, as applicable, have been duly authorized, executed and delivered by the SXL Parties, the UHA, the A&R Bakken Holdco LLC Agreement, the Assignments, the respective Member Guaranty, the Support Agreement, and the Operatorship Transfer Documents will constitute legal, valid and binding obligations of the ETP Parties, enforceable against the ETP Parties in accordance with its terms, subject to the Enforceability Exceptions.
Section 3.3    No Conflicts. The execution, delivery and performance by each of the ETP Parties of the Transaction Documents to which it is a party, and the transactions contemplated thereby, do not and will not (a) violate any Law applicable to the ETP Parties, (b) conflict with any provision of the certificate of limited partnership, certificate of formation, agreement of limited partnership or the ETP Partnership Agreement, (c) require or make necessary any consent, approval or other action of, or notice to, any Person under any agreement or other document or instrument to which the ETP Parties are a party or by which the ETP Parties, or any of their assets or properties, is bound, except for those that have been obtained or made prior to the date hereof, or (d) conflict with, or result in a violation of, any agreement or other document or instrument to which any of the ETP Parties is a party or by which the ETP Parties, or any of their assets or properties, is bound.
Section 3.4     Litigation. There is no Proceeding pending or, to the knowledge of ETP, threatened against the ETP Parties, or against any officer, manager, partner or director of the ETP Parties, in each case related to the Transferred Interest or the transactions contemplated hereby. The ETP Parties are not a party or subject to any order, writ, injunction, judgment or decree of any court or Governmental Authority relating to the Transferred Interest or the transactions contemplated hereby.
Section 3.5    Governmental Authorizations. Except for any filings that may be required pursuant to Sections 13(d), 13(f) and 13(g) of the Exchange Act, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority is required on the part of the ETP Parties in connection with the execution, delivery and performance by any of the ETP Parties of the Transaction Documents to which it is a party or the delivery of the Transferred Interest to SXL pursuant to this Agreement.
Section 3.6    Title to the Transferred Interest; No Alienation. La Grange is the record and beneficial owner of, and upon consummation of the transactions contemplated hereby, Sunoco Pipeline will acquire good and valid title to, the Transferred Interest, free and clear of all (i) Liens, other than (a) those that may arise by virtue of any actions taken by or on behalf of SXL or its Affiliates, (b) restrictions on transfer that may be imposed by Applicable Laws, or (c) restrictions on transfer that are waived or cancelled as of the Closing; (ii) transfer restrictions (other than any such transfer restrictions under the A&R Bakken Holdco LLC Agreement or Applicable Law), and (iii) voting agreements, voting restrictions and other agreements or arrangements with respect to the ownership, voting, control or transfer of such Transferred Interest (other than any such agreements, restrictions or arrangements under the A&R Bakken Holdco LLC Agreement). No proxies or powers of attorney have been granted with respect to the Transferred Interest, other than proxies or powers of attorney that (A) would not reasonably be expected to impair the ability of La Grange to deliver the Transferred Interest to Sunoco Pipeline as contemplated hereby and (B) would not apply to the Transferred Interest after the delivery of the Transferred Interest to Sunoco Pipeline pursuant to this Agreement. Except as contemplated herein, there are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments pursuant to which SXL or Sunoco Pipeline is or may become obligated to transfer any of the Transferred Interest, except as (x) would not reasonably be expected to impair the ability of La Grange to deliver the Transferred Interest to SXL as contemplated hereby and (y) would not apply to the Transferred Interest after the delivery of the Transferred Interest to Sunoco Pipeline pursuant to this Agreement. Neither ETP nor La Grange has sold, assigned, conveyed, or transferred or contracted to sell, assign, convey or transfer any right or title to, or interest in, the Transferred Interest.
Section 3.7    Unregistered Securities.
(a)Accredited Investor Status; Sophisticated Acquiror. ETP is an "accredited investor" within the meaning of Rule 501 under the Securities Act and is able to bear the risk of its investment in the Class B Units. ETP has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Class B Units.
(b)Acquiror Representation. ETP is acquiring the Class B Units for its own accounts and not with a view to distribution in violation of any securities laws. ETP understands and acknowledges that there is no public trading market for the Class B Units and that none is expected to develop. ETP has been advised and understands and acknowledges that the Class B Units have not been registered under the Securities Act or under the "blue sky" laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the Securities Act (or if eligible, pursuant to the provisions of Rule 144 promulgated under the Securities Act or pursuant to another available exemption from the registration requirements of the Securities Act) and any applicable state laws. ETP has been advised of and are aware of the provisions of Rule 144 promulgated under the Securities Act.
(c)Legends. ETP understands and acknowledges that, until such time as the sale or transfer of the Class B Units has been registered pursuant to the provisions of the Securities Act, or the Class B Units are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Class B Units will be subject to the transfer restrictions as contemplated by the SXL Partnership Agreement.
ARTICLE IV
SURVIVAL
All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement for one year after the Closing Date.

ARTICLE V
COVENANTS
Section 5.1    Reasonable Best Efforts Prior to Closing. Prior to Closing, each of the Parties shall use its reasonable best efforts to take, or cause to be taken, all actions necessary or appropriate to satisfy the conditions to Closing set forth in Article I hereunder and to consummate the transactions contemplated by this Agreement.

Section 5.2    Prohibition on Sale of Class B Units and Transferred Interest. Prior to Closing, SXL shall not sell, transfer, offer for sale, pledge, hypothecate or otherwise dispose of the Class B Units. Prior to Closing, the ETP Parties shall not sell, transfer, offer for sale, pledge, hypothecate or otherwise dispose of the Transferred Interest.

ARTICLE VI
MISCELLANEOUS
Section 6.1    Interpretation. Unless the context of this Agreement otherwise requires:
(a)words of any gender include each other gender;
(b)words using the singular or plural number also include the plural or singular number, respectively;
(c)the terms "hereof," "herein," "hereby," "hereto," and similar words refer to this entire Agreement and not to any particular Article, Section, Clause, Exhibit, or Schedule or any subdivision of this Agreement;
(d)references to "Article," "Section," "Annex," subsection or other subdivision are to the Articles, Sections, Annexes, subsections and other subdivisions respectively, of this Agreement unless explicitly provided otherwise;
(e)the words "include" or "including" shall be deemed to be followed by "without limitation" or "but not limited to" whether or not such words are followed by such phrases or phrases of like import;
(f)references to "this Agreement" or any other agreement or document shall be construed as a reference to such agreement or document as amended, modified or supplemented and in effect from time to time and shall include a reference to any document which amends, modifies or supplements it; and
(g)the word "or" shall not be exclusive.
Section 6.2    No Third-Party Beneficiaries. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the Parties hereto and their respective successors or permitted assigns any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained.
Section 6.3    Assignment. None of the Parties may assign all or any part of this Agreement without the prior written consent of the other Parties hereto.
Section 6.4    Amendment; Waiver. This Agreement may not be amended, modified, supplemented, or restated, nor may any provision of this Agreement be waived, other than through a written instrument adopted, executed and agreed to by each of the Parties hereto.
Section 6.5    Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each of the Parties shall execute and deliver all such future instruments and take such further action as may be reasonably necessary or appropriate to carry out the provisions of this Agreement and the intention of the Parties.
Section 6.6    Notices. Any notice, demand or communication required or permitted under this Agreement shall be in writing and delivered personally, by reputable overnight delivery service or other courier or by certified mail, postage prepaid, return receipt requested, and shall be deemed to have been duly given (a) as of the date of delivery if delivered personally or by overnight delivery service or other courier or (b) on the date receipt is acknowledged if delivered by certified mail, addressed as follows; provided that a notice of a change of address shall be effective only upon receipt thereof:
If to either SXL Party to:
Sunoco Logistics Partners L.P.
3807 West Chester Pike
Newtown Square, PA 19073
Telephone: (215) 977-3565
Facsimile: (866) 244-5696
Attention: General Counsel
If to either ETP Party to:
Energy Transfer Partners, L.P.
3738 Oak Lawn Ave.
Dallas, Texas 75219
Telephone: (713) 989-7001 or (214) 981-0763
Facsimile: (713) 989-1212
Attention: General Counsel

Section 6.7    Entire Agreement; Supersede. This Agreement, and any other writings referred to herein or delivered pursuant hereto, constitutes the entire agreement among the Parties hereto with respect to the subject matter hereof and supersedes all prior contracts, agreements and understandings, whether oral or written, among the Parties with respect to the subject matter hereof.
Section 6.8    Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware, without giving effect to the conflicts of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.
Section 6.9    Consent to Jurisdiction. The Parties irrevocably submit to the exclusive jurisdiction of (a) the Chancery Court of the State of Delaware, and (b) any state appellate court therefrom within the State of Delaware (or, only if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), for the purposes of any Proceeding arising out of this Agreement or the transactions contemplated hereby (and each agrees that no such Proceeding relating to this Agreement or the transactions contemplated hereby shall be brought by it except in such courts). The Parties irrevocably and unconditionally waive (and agree not to plead or claim) any objection to the laying of venue of any Proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Chancery Court of the State of Delaware, or (ii) any state appellate court therefrom within the State of Delaware (or, only if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) or that any such Proceeding brought in any such court has been brought in an inconvenient forum. Each of the Parties hereto also agrees that any final and non-appealable judgment against a Party hereto in connection with any Proceeding shall be conclusive and binding on such Party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.
Section 6.10    Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed prior to termination of this Agreement in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chancery Court of the State of Delaware without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.
Section 6.11    Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY ACTION OR PROCEEDING TO ENFORCE OR TO DEFEND ANY RIGHTS UNDER THIS AGREEMENT SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
Section 6.12    Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
Section 6.13    Headings. The descriptive headings used herein are inserted for convenience of reference only, do not constitute a part of this Agreement, and shall not affect in any manner the meaning or interpretation of this Agreement.
Section 6.14    Counterparts. This Agreement may be executed in any number of counterparts (including facsimile counterparts), all of which together shall constitute a single instrument.
Section 6.15    Effectiveness. This Agreement shall become effective when it shall have been executed by the Parties hereto.
Section 6.16    Tax Treatment. The Parties intend that (i) the distribution of the Cash Consideration to La Grange shall be made first out of proceeds of debt of Sunoco Logistics Partners Operations L.P., a Delaware limited partnership and subsidiary of SXL (the "Partnership Debt"), and such portion of the Cash Consideration shall qualify as a "debt-financed transfer" under Section 1.707-5(b) of the Treasury Regulations promulgated under the Code (the "Treasury Regulations"); (ii) ETP’s share of the Partnership Debt under Sections 1.752-2 and 1.707-

5(a)(2)(i) of the Treasury Regulations shall be the entire amount of the Partnership Debt; and (iii) the distribution of the Cash Consideration to La Grange in excess of amounts distributed out of proceeds of the Partnership Debt, if any, shall be made to reimburse ETP for capital expenditures described in Section 1.707-4(d) of the Treasury Regulations to the extent such distribution does not exceed the amount of capital expenditures described in Section 1.707-4(d) of the Treasury Regulations. Unless otherwise required by Law, the Parties agree to act at all times in a manner consistent with this intended treatment of the Cash Consideration and the Partnership Debt, including disclosing the distribution of the Cash Consideration in accordance with the requirements of Section 1.707-3(c)(2) of the Treasury Regulations; provided that, notwithstanding the foregoing, no SXL Party shall be required to take such position in any taxable year to the extent such SXL Party determines in good faith after consulting with tax counsel that such position is not supported by current law or actual facts and circumstances.
[signature page follows]

IN WITNESS WHEREOF, each of the Parties has duly executed this Agreement as of the date first written above.

ENERGY TRANSFER PARTNERS, L.P.
By:    Energy Transfer Partners GP, L.P.,
its general partner
By:     Energy Transfer Partners, L.L.C.,
its general partner
By:     /s/ Thomas P. Mason
Name: Thomas P. Mason
Title:     Senior Vice President, General Counsel and     Secretary

LA GRANGE ACQUISITION, L.P.
By: LA GP, LLC, its general partner
By:     /s/ Thomas P. Mason
Name: Thomas P. Mason
Title:     Senior Vice President, General Counsel and     Secretary

SUNOCO LOGISTICS PARTNERS L.P.
By:    Sunoco Partners LLC,
its general partner
By:     /s/ Kathleen Shea-Ballay
Name: Kathleen Shea-Ballay
Title:     Senior Vice President, General Counsel and     Secretary

SUNOCO PIPELINE L.P.
By: Sunoco Logistics Partners Operations GP LLC, its general partner
By:     /s/ Kathleen Shea-Ballay
Name: Kathleen Shea-Ballay
Title:     Vice President and Secretary

[Exchange Agreement Signature Page]

ANNEX A
Definitions
As used in this Agreement, the following terms have the meanings ascribed thereto below:
"Applicable Law" means all federal, state or local laws, rules, orders or regulations in effect on the date of this Agreement and applicable to the SXL Parties, the ETP Parties, or this Agreement and the transactions contemplated hereby.
"Affiliate" means any Person directly or indirectly Controlling, Controlled by, or under common Control with any other Person.
"Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in the State of Texas are authorized or obligated to be closed by applicable Laws.
"Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and "Controlled" and "Controlling" have the meanings correlative thereto.

"ETP General Partner" means Energy Transfer Partners, L.L.C., the general partner of Energy Transfer Partners GP, L.P., the general partner of ETP.
"ETP Partnership Agreement" means the Second Amended and Restated Agreement of Limited Partnership of ETP, as amended.
"Exchange Act" means the Securities Exchange Act of 1934, as amended.
"Governmental Authority" means any federal, state, local or foreign government or any court, arbitral tribunal, administrative or regulatory agency, self-regulatory organization (including the New York Stock Exchange) or other governmental authority, agency or instrumentality.
"Law" means any applicable constitutional provisions, statute, act, code, common law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretation or advisory opinion or letter of a domestic, foreign or international Governmental Authority.
"Lien" means (i) any lien, hypothecation, pledge, collateral assignment, security interest, charge or encumbrance of any kind, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent (including any agreement to give any of the foregoing) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, other than in each case, the restrictions under applicable securities laws and the SXL Partnership Agreement, as applicable, and (ii) any purchase option, right of first refusal, right of first offer, call or similar right of a third party.

A-1

"Person" means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any Governmental Authority.
"Securities Act" means the Securities Act of 1933, as amended.
"Support Agreement" is defined in the recitals to this Agreement.

"SXL General Partner" means Sunoco Partners LLC, the general partner of SXL.
"SXL Partnership Agreement" means the Third Amended and Restated Agreement of Limited Partnership of SXL, as amended.

A-2

ANNEX B
Form of Partnership Agreement Amendment

Annex B
AMENDMENT NO. 6 TO
THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED
PARTNERSHIP
OF
SUNOCO LOGISTICS PARTNERS L.P.
[_____] [__], 2015
This Amendment No. 6 (this "Amendment No. 6") to the Third Amended and Restated Agreement of Limited Partnership of Sunoco Logistics Partners L.P. (the "Partnership"), dated as of January 26, 2010, as amended by Amendment No. 1 thereto dated as of July 1, 2011, Amendment No. 2 thereto dated as of November 21, 2011, Amendment No. 3 thereto dated as of June 12, 2014, Amendment No. 4 thereto dated as of July 30, 2014, and Amendment No. 5 thereto dated as of August 28, 2015 (as so amended, the "Partnership Agreement"), is hereby adopted effective as of [_____] [__], 2015, by Sunoco Partners LLC, a Pennsylvania limited liability company (the "General Partner"), as general partner of the Partnership. Capitalized terms used but not defined herein have the meaning given such terms in the Partnership Agreement.
WHEREAS, Section 5.6(a) of the Partnership Agreement provides that the Partnership may issue additional Partnership Securities for any Partnership purpose at any time and from time to time to such Persons and for such consideration and on such terms and conditions as the General Partner shall determine, all without the approval of any Limited Partners; and
WHEREAS, Section 5.6(b) of the Partnership Agreement provides that the Partnership Securities authorized to be issued by the Partnership pursuant to Section 5.6(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties as shall be fixed by the General Partner; and
WHEREAS, Section 13.1(g) of the Partnership Agreement provides that the General Partner, without the approval of any Partner or Assignee, may amend any provision of the Partnership Agreement to reflect an amendment that the General Partner determines is necessary or appropriate in connection with the authorization of issuance of any class or series of Partnership Securities pursuant to Section 5.6 of the Partnership Agreement; and
WHEREAS, in connection with the transactions contemplated by the Exchange Agreement dated as of September 16, 2015 (the "Exchange Agreement") by and among the Partnership, Energy Transfer Partners, L.P. ("ETP"), La Grange Acquisition, L.P. ("La Grange"), and Sunoco Pipeline L.P. ("Sunoco Pipeline"), (i) the Partnership has agreed to pay certain cash consideration to La Grange and to issue new Class B Units representing limited partner interests in the Partnership to ETP and (ii) La Grange has agreed to transfer to Sunoco Pipeline a 40% membership interest in Bakken Holdings Company LLC; and
WHEREAS, in connection with the transactions contemplated by the Exchange Agreement, ETP and the Partnership have agreed to enter into a unitholder agreement (the

"Unitholder Agreement"), which provides for certain rights and obligations with respect to the Common Units issuable upon conversion of the Class B Units of the Partnership; and
WHEREAS, the General Partner deems it in the best interest of the Partnership to effect this Amendment No. 6 to provide for (i) the creation of a new class of Units to be designated as Class B Units and to fix the preferences and the relative participating, optional and other special rights, powers and duties pertaining to the Class B Units, including without limitation the conversion of the Class B Units into Common Units in accordance with the terms described herein, and (ii) such other matters as are provided herein; and
WHEREAS, the General Partner has determined, pursuant to Section 13.1(g) of the Partnership Agreement, that the amendments to the Partnership Agreement set forth herein are necessary or advisable in connection with the authorization of the issuance of the Class B Units;
NOW THEREFORE, the General Partner does hereby amend the Partnership Agreement as follows:
Section1Amendments.
(a)Section 1.1 of the Partnership Agreement is hereby amended to add or to amend and restate the following definitions:
(i)"Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each fiscal year of the Partnership, (a) increased by any amounts that such Partner is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner’s Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 6.1(d)(i) or Section 6.1(d)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The "Adjusted Capital Account" of a Partner in respect of a General Partner Interest, Common Unit, Subordinated Unit, Class A Unit, Class B Unit, Incentive Distribution Right or any other Partnership Interest shall be the amount that such Adjusted Capital Account would be if such General Partner Interest, Common Unit, Subordinated Unit, Class A Unit, Class B Unit, Incentive Distribution Right or other Partnership Interest were the only interest in the Partnership held by such Partner from and after the date on which such General Partner Interest, Common Unit, Subordinated Unit, Class A Unit, Class B Unit, Incentive Distribution Right or other Partnership Interest was first issued.
(ii)"Capital Account" means the capital account maintained for a Partner pursuant to Section 5.5. The "Capital Account" of a Partner in respect of a General Partner Interest, Common Unit, Subordinated Unit, Class A Unit, Class B Unit, Incentive Distribution Right or any other Partnership Interest shall be the amount that such Capital Account would be if such General Partner Interest, Common Unit, Subordinated Unit, Class A Unit, Class B Unit, Incentive Distribution Right or other Partnership Interest were the only interest in the Partnership held by such Partner from and after the date on which such General Partner Interest, Common Unit, Subordinated Unit, Class A Unit, Class B Unit, Incentive Distribution Right or other Partnership Interest was first issued.
(iii)"Class B Conversion Date" means July 11, 2017.
(iv)"Class B Units" means a Partnership Security representing a fractional part of the Partnership Interests of all Limited Partners and Assignees, and having the rights and obligations specified with respect to Class B Units in this Agreement. The term "Class B Unit" does not refer to a Common Unit prior to its conversion into a Common Unit pursuant to the terms hereof.
(v)"ETP" means Energy Transfer Partners, L.P., a Delaware limited partnership and the owner of a 99.9% member interest in the General Partner.
(vi)"Exchange Agreement" means that certain Exchange Agreement dated September 16, 2015, by and among Energy Transfer Partners, L.P., La Grange Acquisition, L.P., the Partnership and a subsidiary of the Partnership.
(vii)"Exchange Agreement Closing Date" means the closing date of the Exchange Agreement as set forth therein.

(viii)"Limited Partner Interest" means the ownership interest of a Limited Partner or Assignee in the Partnership, which may be evidenced by Common Units, Subordinated Units, Class A Units, Class B Units, Incentive Distribution Rights or other Partnership Securities or a combination thereof or interest therein, and includes any and all benefits to which such Limited Partner or Assignee is entitled as provided in this Agreement, together with all obligations of such Limited Partner or Assignee to comply with the terms and provisions of this Agreement; provided, however, that when the term "Limited Partner Interest" is used herein in the context of any vote or other approval, including without limitation Articles XIII and XIV, such term shall not, solely for such purpose, include any holder of an Incentive Distribution Right except as may otherwise be required by law.
(ix)"Partnership Security" means any class or series of equity interest in the Partnership (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in the Partnership), including without limitation, Common Units, Subordinated Units, Incentive Distribution Rights, Class A Units and Class B Units.
(x)"Remaining Net Positive Adjustments" means as of the end of any taxable period, (i) with respect to the Unitholders holding Common Units, Subordinated Units, Class A Units or Class B Units, the excess of (i) the Net Positive Adjustments of the Unitholders holding Common Units, Subordinated Units, Class A Units or Class B Units as of the end of such period over (ii) the sum of those Partners’ Share of Additional Book Basis Derivative Items for each prior taxable period, (ii) with respect to the General Partner (as holder of the General Partner Interest), the excess of (a) the Net Positive Adjustments of the General Partner as of the end of such period over (b) the sum of the General Partner’s Share of Additional Book Basis Derivative Items with respect to the General Partner Interest for each prior taxable period, and (iii) with respect to the holders of Incentive Distribution Rights, the excess of (a) the Net Positive Adjustments of the holders of Incentive Distribution Rights as of the end of such period over (b) the sum of the Share of Additional Book Basis Derivative Items of the holders of the Incentive Distribution Rights for each prior taxable period.
(xi)"Share of Additional Book Basis Derivative Items" means in connection with any allocation of Additional Book Basis Derivative Items for any taxable period, (i) with respect to the Unitholders holding Common Units, Subordinated Units, Class A Units or Class B Units, the amount that bears the same ratio to such Additional Book Basis Derivative Items as the Unitholders’ Remaining Net Positive Adjustments as of the end of such period bears to the Aggregate Remaining Net Positive Adjustments as of that time, (ii) with respect to the General Partner (as holder of the General Partner Interest), the amount that bears the same ratio to such additional Book Basis Derivative Items as the General Partner’s Remaining Net Positive Adjustments as of the end of such period bears to the Aggregate Remaining Net Positive Adjustment as of that time, and (iii) with respect to the Partners holding Incentive Distribution Rights, the amount that bears the same ratio to such Additional Book Basis Derivative Items as the Remaining Net Positive Adjustments of the Partners holding the Incentive Distribution Rights as of the end of such period bears to the Aggregate Remaining Net Positive Adjustments as of that time.
(xii)"Unit" means a Partnership Security that is designated as a "Unit" and shall include Common Units, Subordinated Units, Class A Units and Class B Units but shall not include (i) a General Partner Interest or (ii) Incentive Distribution Rights.
(xiii)"Unit Majority" means, during the respective periods in which any Class A Units and/or any Class B Units are Outstanding, at least a majority of the Outstanding Common Units and the Outstanding Class A Units and/or the Outstanding Class B Units voting together as a single class, and after the end of such respective period(s), at least a majority of the Outstanding Common Units.
(b)Section 1.1 is hereby amended by amending and restating the final sentence of the definition of "Common Unit" as follows:
"The term "Common Unit" does not refer to a Class A Unit or Class B Unit prior to its conversion into a Common Unit pursuant to the terms hereof."
(c)Section 1.1 is hereby amended by amending and restating the final proviso of the definition of "Outstanding" as follows:
"provided, further, that for purposes of the foregoing, the Class A Units and Class B Units shall be deemed to be of the same class of Partnership Securities as the Common Units."
(d)Section 4.1 is hereby amended and restated as follows:
Section 4.1 Certificates. Upon the Partnership’s issuance of Common Units, Class A Units or Class B Units to any Person, the Partnership shall issue one or more Certificates in the name of such Person evidencing the number of such Units being so issued. In addition, (a) upon the General Partner’s request, the Partnership shall issue to it one or more Certificates in the name of the General Partner evidencing its interests in the Partnership and (b) upon the request of any Person owning Incentive Distribution Rights or any other Partnership Securities other than Common Units, Class A Units or Class B Units, the Partnership shall issue to such Person one or more certificates evidencing such Incentive Distribution Rights or other Partnership Securities other than Common Units, Class A Units or Class B Units. Certificates shall be executed on behalf of the Partnership by the Chairman of the Board, President or any Executive Vice President or Vice President and the Secretary or any Assistant Secretary of the General Partner. No Common Unit Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that if the General Partner elects to issue Common Units in global form, the Common Unit Certificates shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Common Units have been duly registered in accordance with the directions of the Partnership. The Partners holding Certificates evidencing Class A Units or Class B Units may exchange such Certificates for Certificates evidencing Common Units on or after the date on which such Class A Units or Class B Units are converted into Common Units pursuant to the terms of Section 5.12 or Section 5.13, as applicable.
(e)Section 5.5(c)(iii) is hereby amended and restated as follows:
"Immediately prior to the transfer of a Class A Unit, a Class B Unit, a Class A Unit that has converted into a Common Unit pursuant to Section 5.12(e), or of a Class B Unit that has converted into a Common Unit pursuant to Section 5.13(e), by a holder thereof (other than a transfer to an Affiliate unless the General Partner elects to have this subparagraph 5.5(c)(iii) apply), the Capital Account maintained for such Person with respect to its Class A Units, Class B Units, converted Class A Units or converted Class B Units will (a) first, be allocated to the Class A Units, Class B Units, converted Class A Units or converted Class B Units to be transferred in an amount equal to the product of (x) the number of such Class A Units, Class B Units, converted Class A Units or converted Class B Units to be transferred and (y) the Per Unit Capital Amount for a Common Unit, and (b) second, any remaining balance in such Capital Account will be retained by the transferor, regardless of whether it has retained any Class A Units, Class B Units, converted Class A Units or converted Class B Units. Promptly, following any such allocation, the transferor’s Capital Account, if any, maintained with respect to the retained Class A Units, Class B Units, converted Class A Units or converted Class B Units, if any, will have a balance equal to the amount allocated under clause (b) hereinabove, and the transferee’s Capital Account established with respect to the transferred Class A Units, Class B Units, converted Class A Units or converted Class B Units will have a balance equal to the amount allocated under clause (a) hereinabove."
(f)Section 5.10(a) is hereby amended and restated as follows:
"Subject to Section 5.10(d), Section 6.6 and Section 6.7 (dealing with adjustments of distribution levels), the Partnership may make a Pro Rata distribution of Partnership Securities to all Record Holders of Partnership Securities

or may effect a subdivision or combination of Partnership Securities so long as, after any such event, each Partner shall have the same Percentage Interest in the Partnership as before such event, and any amounts calculated on a per Unit basis or stated as a number of Units (including (i) the number of Common Units into which Class A Units may convert and the number of Class A Units issued on the Contribution Agreement Closing Date and (ii) the number of Common Units into which Class B Units may convert and the number of Class B Units issued on the Exchange Agreement Closing Date) are proportionately adjusted retroactive to the date of formation of the Partnership."
(g)Article V of the Partnership Agreement is hereby amended to add a new Section 5.13 as follows:
"5.13    Establishment of Class B Units.
(a)There is hereby created a series of Units to be designated as "Class B Units" and consisting of a total of [___] Class B Units with the designations, preferences and relative, participating, optional or other special rights, powers and duties as set forth in this Section 5.13, which Class B Units shall be issued upon the Exchange Agreement Closing Date pursuant to the terms of the Exchange Agreement;
(b)Subject to the provisions of Section 6.1(d)(iii), all allocations of items of Partnership income, gain, loss, deduction and credit under Section 6.1(a) and Section 6.1(b) shall be allocated to the Class B Units on a basis that is pro rata with the Common Units, so that the amount thereof allocated to each Common Unit will equal the amount thereof allocated to each Class B Unit;
(c)Notwithstanding anything to the contrary in Section 6.4 or Section 6.5, no Class B Unit shall have the right to share in any distributions made to the Unitholders pursuant to Section 6.4 or Section 6.5;
(d)The initial Capital Account balance of each Class B Unit shall equal [____];
(e)Except as provided in this Section 5.13(e), the Class B Units are not convertible into Common Units. Each outstanding Class B Unit will be automatically converted into one (1) Common Unit, as adjusted pursuant to Section 5.10(a), on the Class B Conversion Date in accordance with this Section 5.13(e) without the vote or consent of the Unitholders;
(f)Upon conversion of the Class B Units into Common Units in accordance with Section 5.13(e), each holder of converted Class B Units shall promptly surrender the Class B Unit Certificates therefor, duly endorsed, at the office of the General Partner. As soon as practicable thereafter, the Partnership shall issue and deliver at such office to such holder of converted Class B Units one or more Common Unit Certificates, registered in the name of such holder, for the number of Common Units to which such holder shall be entitled as provided in

Section 5.13(e). Such conversion shall be deemed to have been made as of the date of the conversion specified in Section 5.13(e), and the Person entitled to receive the Common Units issuable upon such conversion shall be treated for all purposes as the record holder of such Common Units on said date;
(g)The Class B Units shall be entitled to vote together as a single class with the Common Units on any matter for which the holders of Common Units are entitled to vote. Each Class B Unit will be entitled to the number of votes equal to the number of Common Units into which a Class B Unit is convertible at the time of the Record Date for the vote or written consent on the matter for which the Class B Units are entitled to vote together as a single class with the Common Units;
(h)The Class B Units will be evidenced by Certificates in such form as the General Partner may approve and, subject to the satisfaction of any applicable legal and regulatory requirements, may be assigned or transferred in a manner identical to the assignment and transfer of other Units. The Certificates will initially include a restrictive legend to the effect that the Class B Units have not been registered under the Securities Act or any state securities laws;
(i)The General Partner will act as the registrar and transfer agent of the Class B Units."
(h)Section 6.1(c)(i) is hereby amended and restated as follows:
"(i) If a Net Termination Gain is recognized (or deemed recognized pursuant to Section 5.5(d)), such Net Termination Gain shall be allocated among the Partners in the following manner (and the Capital Accounts of the Partners shall be increased by the amount so allocated in each of the following subclauses, in the order listed, before an allocation is made pursuant to the next succeeding subclause):
(A) First, to each Partner having a deficit balance in its Capital Account, in the proportion that such deficit balance bears to the total deficit balances in the Capital Accounts of all Partners, until each such Partner has been allocated Net Termination Gain equal to any such deficit balance in its Capital Account;
(B) Second, (x) to the General Partner in accordance with its Percentage Interest and (y) to all Unitholders holding Common Units, Class A Units or Class B Units, Pro Rata, a percentage equal to 100% less the percentage applicable to subclause (x) of this clause (B), until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) its Unrecovered Capital plus (2) the Minimum Quarterly Distribution for the Quarter during which the Liquidation Date occurs, reduced by any distribution pursuant to Section 6.4(a)(i) or (b)(i) with respect to such Common Unit for such Quarter (the amount determined pursuant to this clause (2) is hereinafter defined as the "Unpaid MQD") plus (3) any then existing Cumulative Common Unit Arrearage;
(C) Third, if a disparity exists between the Per Unit Capital Amounts of the Common Units, the Class A Units and the Class B Units, (x) to the General Partner in accordance with its Percentage Interest and (y) if (I) the Per Unit Capital Amounts of the Class A Units or Class B Units is higher, then to the Unitholders holding Common Units or Subordinated Units, otherwise (II) to the Unitholders holding Class A Units or Class B Units, in either case their Pro Rata share of a percentage equal to 100% less the percentage applicable to subclause (x) of this clause (C), until such disparity has been eliminated;
(D) Fourth, if such Net Termination Gain is recognized (or is deemed to be recognized) prior to the conversion of the last Outstanding Subordinated Unit, (x) to the General Partner in accordance with its Percentage Interest and (y) to all Unitholders holding Subordinated Units, Pro Rata, a percentage equal to 100% less the percentage applicable to subclause (x) of this clause (D), until the Capital Account in respect of each Subordinated Unit then Outstanding equals the sum of (1) its Unrecovered Capital, determined for the taxable year (or portion thereof) to which this allocation of gain relates, plus (2) the Minimum Quarterly Distribution for the Quarter during which the Liquidation Date occurs, reduced by any distribution pursuant to Section 6.4(a)(iii) with respect to such Subordinated Unit for such Quarter;
(E) Fifth, (x) to the General Partner in accordance with its Percentage Interest and (y) to all Unitholders, Pro Rata, a percentage equal to 100% less the percentage applicable to subclause (x) of this clause (E), until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) its Unrecovered Capital, plus (2) the Unpaid MQD, plus (3) any then existing Cumulative Common Unit Arrearage, plus (4) the excess of (aa) the First Target Distribution less the Minimum Quarterly Distribution for each Quarter of the Partnership’s existence over (bb) the cumulative per Unit amount of any distributions of Available Cash that is deemed to be Operating Surplus made pursuant to Sections 6.4(a)(iv) and 6.4(b)(ii) (the sum of (1) plus (2) plus (3) plus (4) is hereinafter defined as the "First Liquidation Target Amount");
(F) Sixth, (x) to the General Partner in accordance with its Percentage Interest, (y) 13% to the holders of the Incentive Distribution Rights, Pro Rata, and (z) to all Unitholders, Pro Rata, a percentage equal to 100% less the percentages applicable to subclauses (x) and (y) of this clause (F), until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) the First Liquidation Target Amount, plus (2) the excess of (aa) the Second Target Distribution less the First Target Distribution for each Quarter of the Partnership’s existence over (bb) the cumulative per Unit amount of any distributions of Available Cash that is deemed to be Operating Surplus made pursuant to Sections 6.4(a)(v) and 6.4(b)(iii) (the sum of (1) plus (2) is hereinafter defined as the "Second Liquidation Target Amount");
(G) Seventh, (x) to the General Partner in accordance with its Percentage Interest, (y) 35% to the holders of the Incentive Distribution Rights, Pro Rata, and (z) to all Unitholders, Pro Rata, a percentage equal to 100% less the percentages applicable to subclauses (x) and (y) of this clause (G), until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) the Second Liquidation Target Amount, plus (2) the excess of (aa) the Third Target Distribution less the Second Target Distribution for each Quarter of the Partnership’s existence over (bb) the cumulative per Unit amount of any distributions of Available Cash that is deemed to be Operating Surplus made pursuant to Sections 6.4(a)(vi)and 6.4(b)(iv) (the sum of (1) plus (2) is hereinafter defined as the "Third Liquidation Target Amount"); and
(H) Finally, any remaining amount (x) to the General Partner in accordance with its Percentage Interest, (y) 48% to the holders of the Incentive Distribution Rights, Pro Rata, and (z) to all Unitholders, Pro Rata, a percentage equal to 100% less the percentages applicable to subclauses (x) and (y) of this clause (H)."
(i)Section 6.1(c)(ii) is hereby amended and restated as follows:
"(ii) If a Net Termination Loss is recognized (or deemed recognized pursuant to Section 5.5(d)), such Net Termination Loss shall be allocated among the Partners in the following manner:
(A) First, if such Net Termination Loss is recognized (or is deemed to be recognized) prior to the conversion of the last Outstanding Subordinated Unit, to the General Partner and all Unitholders in accordance with their Percentage Interests until the Capital Account in respect of each Subordinated Unit then Outstanding has been reduced to zero;
(B) Second, if a disparity exists between the Per Unit Capital Amounts of the Common Units, the Class A Units and the Class B Units, (x) to the General Partner in accordance with its Percentage Interest and (y) to all Unitholders holding such class with the higher Per Unit Capital Amount their Pro Rata share of a percentage equal to 100% less the percentage applicable to subclause (x) of this clause (B) until such disparity has been eliminated; provided, that Net Termination Loss shall not be allocated pursuant to this section 6.1(c)(ii)(B) to the extent that such allocation would cause any Unitholder holding Limited Partner Units to have a Deficit balance in its Capital Account at the end of such taxable period (or increase any existing deficit balance in its Capital Account);
(C) Third, (x) to the General Partner in accordance with its Percentage Interest and (y) to all Unitholders holding Common Units, Class A Units or Class B Units, Pro Rata, a percentage equal to 100% less the percentage applicable to subclause (x) of this clause (C) until the Capital Account in respect of each Common Unit then Outstanding has been reduced to zero; and
(D) Finally, the balance, if any, 100% to the General Partner."
(j)Section 6.1(d)(iii)(A) is hereby amended and restated to read as follows:
(A) Except with respect to distributions that the Class A Units and Class B Units are not entitled to participate in, if the amount of cash or the Net Agreed Value of any property distributed (except cash or property distributed pursuant to Section 12.4) to any Unitholder with respect to its Units for a taxable year is greater (on a per Unit basis) than the amount of cash or the Net Agreed Value of property distributed to the other Unitholders with respect to their Units (on a per Unit basis), then (1) each Unitholder receiving such greater cash or property distribution shall be allocated gross income in an amount equal to the product of (aa) the amount by which the distribution (on a per Unit basis) to such Unitholder exceeds the distribution (on a per Unit basis) to the Unitholders receiving the smallest distribution and (bb) the number of Units owned by the Unitholder receiving the greater distribution; and (2) the General Partner shall be allocated gross income in an aggregate amount equal to the product obtained by multiplying (aa) the quotient determined by dividing (x) the General Partner’s Percentage Interest at the time in which the greater cash or property distribution occurs by (y) the sum of 100 less the General Partner’s Percentage Interest at the time in which the greater cash or property distribution occurs times (bb) the sum of the amounts allocated in clause (1) above."
(k)Section 6.1(d)(x)(B) is hereby amended and restated as follows:
"(B) At the election of the General Partner with respect to any taxable period, all or a portion of the remaining items of Partnership gross income or gain for such taxable period, after taking into account allocations pursuant to Section 6.1(d)(iii), shall be allocated (x) to the General Partner in accordance with its Percentage Interest and (y) to each Partner holding Class A Units or Class B Units in the proportion of the number of Class A Units or Class B Units held by such Partner to the total number of Class A Units or Class B Units then Outstanding a percentage equal to 100% less the percentage applicable to subclause (x) of this clause (B) until each such Partner has been allocated an amount of gross income or gain that increases the Capital Account maintained with respect to such Class A Units or Class B Units to an amount equal to the product of (A) the number of Class A Units or Class B Units held by such Partner and (B) the Per Unit Capital Amount for a Common Unit. The purpose of this allocation is to establish uniformity between the Capital Accounts underlying Class A Units and Class B Units and the Capital Accounts underlying Common Units immediately prior to the conversion of such Class A Units or Class B Units into Common Units."
(l)Section 6.4(a) is hereby amended by restating the following final proviso as follows:
"; provided, however, that no distributions shall be made pursuant to this Section 6.4 in respect of any Class A Unit or Class B Unit."
(m)Section 6.4(b) is hereby amended by restating the following final proviso as follows:
"; provided, however, that no distributions shall be made pursuant to this Section 6.4 in respect of any Class A Unit or Class B Unit."
(n)Section 6.5 is hereby amended by restating the final sentence as follows:
"Notwithstanding anything to the contrary in this Agreement, no distributions shall be made pursuant to this Section 6.5 in respect of any Class A Unit or Class B Unit."
(o)Section 6.11 is hereby amended and restated as follows:
"(a) Except with respect to the right to vote on or approve matters pursuant to Section 5.12(g) or Section 5.13(g), respectively, and the right to participate in allocations of income, gain, loss and deduction and certain distributions made with respect to Common Units, the holder of a Class A Unit or Class B Unit shall have all of the rights and obligations of a Unitholder holding Common Units hereunder; provided, however, that immediately upon the conversion of any Class A Units into Common Units pursuant to Section 5.12(e) or the conversion of any Class B Units into Common Units pursuant to Section 5.13(e), the Unitholder holding a Class A Unit or Class B Unit that is to be converted shall possess all of the rights and obligations of a Unitholder holding Common Units hereunder, including the right to vote as a Common Unitholder and the right to participate in allocations of income, gain, loss and deduction and distributions made with respect to Common Units; provided, however, that such converted Class A Units or Class B Units shall remain subject to the provisions of Section 5.5(c)(iii), Section 6.1(d)(x) and Section 6.11(b).
(b) The Unitholder holding a Class A Unit or Class B Unit that has converted into a Common Unit pursuant to Section 5.12(e) or Section

5.13(e), respectively, shall not be issued a Common Unit Certificate pursuant to Section 4.1 and shall not be permitted to transfer its converted Class A Units or Class B Units to a Person that is not an Affiliate of the holder until such time as the General Partner determines, based on advice of counsel, that a converted Class A Unit or Class B Unit should have, as a substantive matter, like intrinsic economic and federal income tax characteristics, in all material respects, to the intrinsic economic and federal income tax characteristics of an Initial Common Unit. In connection with the condition imposed by this Section 6.11(b), the General Partner may take whatever steps are required to provide economic uniformity to the converted Class A Units or Class B Units in preparation for a transfer of such converted Class A Units or Class B Units, including the application of Section 5.5(c)(iii) and Section 6.1(d)(x); provided, however, that no such steps may be taken that would have a material adverse effect on the Unitholders holding Common Units represented by Common Unit Certificates. The General Partner shall act in good faith to make the determinations set forth in this Section 6.11(b) as soon as practicable.
(c) A Unitholder shall not be permitted to transfer a Class A Unit, Class B Unit, a Class A Unit that has converted into a Common Unit pursuant to Section 5.12(e), or a Class B Unit that has converted into a Common Unit pursuant to Section 5.13(e) (other than a transfer to an Affiliate) if the remaining balance in the transferring Unitholder’s Capital Account with respect to the retained Class A Units, Class B Units, retained Class A Unit that has converted into a Common Units or retained Class B Unit that has converted into a Common Unit would be negative after giving effect to the allocation under Section 5.5(c)(iii)."
Section 2.    Agreement in Effect. Except as hereby amended, the Partnership Agreement shall remain in full force and effect.
Section 3.    Applicable Law. This Amendment No. 6 shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws without regard to principles of conflicts of laws.
Section 4.    Invalidity of Provisions. If any provisions of this Amendment No. 6 is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be effected thereby.
[Signature page follows]

IN WITNESS WHEREOF, this Amendment No. 6 has been executed as of the date first above written.
GENERAL PARTNER:
SUNOCO PARTNERS LLC
By:     ___________________________________
Name:    Kathleen Shea-Ballay
Title:    Senior Vice President, General Counsel and Corporate Secretary

ANNEX C
Form of Assignment Agreement

[FORM OF]
ASSIGNMENT OF MEMBERSHIP INTERESTS

THIS ASSIGNMENT OF MEMBERSHIP INTERESTS (this "Assignment"), effective as of [_____] [__], 2015 (the "Effective Date"), is executed and delivered by and between La Grange Acquisition, L.P., a Texas limited partnership ("Assignor"), and Sunoco Pipeline L.P., a Texas limited partnership (the "Assignee").

WITNESSETH:
WHEREAS, the Assignor is the record and beneficial owner of a 100% membership interest in Bakken Holdings Company LLC, a Delaware limited liability company (the "Company"); and
WHEREAS, the Assignor, the Assignee, Energy Transfer Partners, L.P. ("ETP"), and Sunoco Logistics Partners L.P. ("SXL") have entered into that certain Exchange Agreement dated as of September 16, 2015 (the "Exchange Agreement"), pursuant to which the parties thereto have agreed as follows: Assignor will transfer to Sunoco Pipeline 40% of its membership interest (the "Transferred Interest") in the Company, in exchange for (i) the issuance to ETP of [___] Class B Units representing limited partner interests in SXL, the terms of which are forth in Amendment No. 6 to SXL’s agreement of limited partnership, and (ii) SXL will pay to Assignor an amount in cash equal to [_____] United States dollars ($[_____]), as reimbursement for capital expenditures up to the date hereof in connection with the Bakken Pipeline Project (as defined in the Exchange Agreement); and

WHEREAS, the Assignor desires to sell, convey, transfer and assign to the Assignee the Assignor’s right, title and interest in and to a 40% membership interest in the Company (the "Transferred Interest"), in accordance with the terms and provisions of this Assignment, and Assignee desires to acquire from Assignor the Transferred Interest; and

WHEREAS, in connection with the transfer of the Transferred Interest, the Assignor and the Assignee will enter into an amendment and restatement of the Company’s limited liability company agreement (the "LLC Agreement") to reflect the admission of Assignee as a member of the Company; and

WHEREAS, in order to effectuate the conveyance, transfer and assignment of the LLC Interest to Assignee, Assignor and Assignee are executing and delivering this Assignment.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Conveyance of Interest. The Assignor by these presents does hereby convey, transfer and assign to the Assignee, its legal representatives, successors and assigns, free and clear of all liens, claims and encumbrances, all of the Assignor’s right, title and interest in, to and under, the

Transferred Interest, effective as of the Effective Date. Effective as of the Effective Date, (i) the Assignee is hereby admitted as a member of the Company with respect to the Transferred Interest, (ii) the Assignor hereby continues as a member of the Company holding 60% of the limited liability company interests in the Company, and (iii) the Company is hereby continued without dissolution.

This assignment is made subject to (a) all conditions and restrictions imposed by the LLC Agreement, if any, upon the assignment contemplated hereby; (b) all conditions and restrictions imposed by the LLC Agreement, if any, on the right of the Assignee to become a member in the Company or to exercise any rights under the LLC Agreement; and (c) with respect to the Transferred Interest, all of Assignor’s obligations to the Company and its members under the LLC Agreement and all liens or security interests created in the LLC Agreement to secure the performance thereof.

2. Further Documents. Assignor covenants and agrees with Assignee that Assignor, its successors and assigns shall execute, acknowledge and deliver such other instruments of conveyance and transfer and take such action as may reasonably be required more effectively to convey, transfer and assign to and vest in Assignee, or its successors and assigns, and to put Assignee, or its successors and assigns, in possession of the Transferred Interest, to admit Assignee as a member of the Company or otherwise carry out the purposes of this Assignment.

[Signature page follows]

EXECUTED effective as of the date first above written.

ASSIGNOR:

LA GRANGE ACQUISITION, L.P.
By:    LA GP, LLC, its general partner
___________________________________________
By:     Thomas P. Mason, Senior Vice President, General Counsel                         and Secretary

ASSIGNEE:

SUNOCO PIPELINE L.P.
By: Sunoco Logistics Partners Operations GP LLC,
its general partner
____________________________________________
By:     [Name], [Title]

ANNEX D
Term Sheet
Amended & Restated Bakken Holdings Company LLC
Limited Liability Company Agreement

TERM SHEET

Parties
Energy Transfer Partners, L.P. or its affiliate ("ETP") and Sunoco Logistics Partners L.P. or its affiliate ("SXL"). ETP and SXL are referred to collectively as the "Members" and individually as a "Member".

Transaction
ETP and SXL will form a new limited liability company ("Bakken Holdco") that will be owned 60% by ETP and 40% by SXL. Bakken Holdco will own 100% of the membership interests of each of Dakota Access Holdings LLC ("DA Holdings") and ETCO Holdings LLC ("ETCO Holdings"). DA Holdings and ETCO Holdings will own 75% of the membership interests in Dakota Access LLC ("Dakota Access") and Energy Transfer Crude Oil Company LLC ("ETCOC"), respectively.

General Intent
That, for all purposes, the rights reserved for SXL with respect to Bakken Holdco will be structured in a manner that gives SXL the same rights, privileges and powers SXL would have had it been a 30% member in Dakota Access and ETCOC, except that ETP will maintain control over matters that require only a majority approval by the Board of Bakken Holdco. With respect to capital projects, both ETP and SXL will be able to opt in or opt out of projects in which DA Holdings or ETCO Holdings ultimately participate.

Cash Distributions	All cash distributed from Dakota Access and ETCOC to DA Holdings and ETCO Holdings will be distributed to Bakken Holdco and in turn distributed to ETP and SXL unless they agree otherwise.

Capital Contributions
Each Member will be obligated, each in proportion to its percentage membership interest in Bakken Holdco, to make capital contributions to Bakken Holdco in amounts sufficient to satisfy the obligations of Bakken Holdco to DA Holdings and ETCO Holdings with respect to capital contribution obligations of Bakken Holdco as specified in the LLC agreements for each of DA Holdings and ETCO Holdings (the "JV LLC Agreements").

Governance
ETP will possess voting control of DA Holdings and ETCO Holdings with respect to any decisions of Dakota Access LLC ("Dakota Access") and Energy Transfer Crude Oil Company LLC ("ETCOC") requiring majority approval (more than 50% of the total votes of the Board) and ETP will not be required to include SXL in the decision-making process with respect to any vote on such matters. With respect to matters requiring approval of a Supermajority or unanimous approval of the members under the JV LLC Agreements, Bakken Holdco may only approve, and cause DA Holdings and/or ETCO Holdings to vote in favor of, any matter if both ETP and SXL consent to such approval by Bakken Holdco. In addition, each of ETP and SXL may cause Bakken Holdco (in its capacity as a member of DA Holdings and ETCO Holdings, as the case may be) to propose a "qualifying capital project", or elect to participate in a "qualifying capital project" proposed by a member of DA Holdings or ETCO Holdings, as the case may be, without the prior consent of the other. Both ETP and SXL will be able to opt in or opt out of projects in which DA Holdings or ETCO Holdings ultimately participate. For purposes of determining what constitutes a "qualifying capital project", if the proposed terms and conditions of transportation service in connection with a project proposed by SXL either (a) trigger a "most favored nations" provision (or similar provision) under any agreement to which the JV LLC is a party and/or (b) alter or supplement the rates and other terms of service then on file and effective with the FERC with respect to the JV LLC, then such project shall not be considered a "qualifying capital project" under the JV LLC Agreements.

Choice of Law and Jurisdiction; Waiver of Jury Trial
The definitive agreement(s) will include a provision regarding choice of Delaware law and submission to exclusive jurisdiction in Delaware federal or state court. The agreement will also include a waiver of jury trial.

ANNEX E-1
Form of Member Guaranty

E-1-1

MEMBER GUARANTY AGREEMENT (Bakken Holdco)

FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged by the undersigned, and in consideration of the transactions evidenced by the Agreement described below, the undersigned Guarantor (the "Guarantor") hereby furnishes its guaranty (the "Guaranty") of the Guarantied Obligations (as hereinafter defined) as follows:

1.
Guaranty. Guarantor hereby absolutely and unconditionally guarantees, as a guaranty of payment and not merely as a guarantee of collection, prompt payment when due, of any and all existing and future obligations, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary, of [Sunoco Pipeline L.P.]\[La Grange Acquisition, L.P.] (the "Subject Member") to Bakken Holdings Company LLC and the Members (as defined in the Agreement (as defined below)), other than the Subject Member[1] (each, individually and collectively, the "Beneficiaries"), arising under that certain Amended and Restated Limited Liability Company Agreement of Bakken Holdings Company LLC, dated as of [_____] [__], 2015 (as amended, restated, supplemented or otherwise modified from time to time the "Agreement"), among the Members (collectively, the "Guarantied Obligations").    [Notwithstanding the foregoing, if a Percentage Interest Adjustment Remedy (as defined in the Agreement) is enforced against the Subject Member (and/or any of its successors or assigns) due to a failure by the Subject Member (and/or any of its successors or assigns) to make a contribution of the type described in Section [___] of the Agreement, the "Guarantied Obligations" shall not include an obligation to pay such a contribution.] Subject to the last sentence of Section 6 hereof, this Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guarantied Obligations or any instrument or agreement evidencing any Guarantied Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor, or by any fact or circumstance that is related to the Guarantied Obligations and that might otherwise constitute a defense to the obligations of the Guarantor under this Guaranty under any law, in equity, in contract or otherwise.

2.
No Setoff or Deductions. All payments by the Guarantor hereunder shall be paid in full, without setoff or counterclaim or any deduction or withholding whatsoever, including, without limitation, any deduction or withholding, setoff or counterclaim, for any and all present and future taxes.

3.
No Termination. This Guaranty is a continuing and irrevocable guaranty of all Guarantied Obligations now or hereafter existing. This Guaranty shall remain in full force and effect until all the Guarantied Obligations and any other amounts payable under this Guaranty are indefeasibly paid and performed in full.

__________________________
1 To be defined in the Bakken Holdco LLC Agreement.

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4.
Waiver of Notices. Guarantor waives notice of the acceptance of this Guaranty and of the extension or continuation of the Guarantied Obligations or any part thereof. Except as otherwise set forth herein, Guarantor further waives any rights of presentment, protest, dishonor, and demand for payment, and notice of dishonor, notice of intent to accelerate and notice of acceleration, and notice of default, and any other formalities of every kind in connection with the enforcement of the Guarantied Obligations or of the obligations of Guarantor hereunder, the omission of or delay of which, but for the provisions of this Section 4, might constitute grounds for relieving Guarantor of the Guarantied Obligations.

5.
Subrogation. Guarantor shall not exercise any right of subrogation, contribution or similar rights with respect to any payments that it makes under this Guaranty until all of the Guarantied Obligations are indefeasibly paid and performed in full. If any amounts are paid to Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Beneficiaries and shall forthwith be paid to the Beneficiaries to reduce the amount of the Guarantied Obligations, whether matured or unmatured. Upon the payment in full of all Guarantied Obligations, Guarantor shall be subrogated to the rights of the Beneficiaries against Subject Member with respect to any and all payments made by Guarantor hereunder, and the Beneficiaries agree to take such steps as the Guarantor may reasonably request, at Guarantor's expense, to confirm and/or implement such subrogation rights.

6.
Waiver of Suretyship Defenses. Guarantor agrees that the Beneficiaries may, at any time and from time to time, and without notice to Guarantor, make any agreement with the Subject Member or with any other person or entity liable for any part of the Guarantied Obligations or who provides collateral as security for the Guarantied Obligations, for the extension, renewal, payment, compromise, discharge or release of the Guarantied Obligations or any collateral (in whole or in part), or for any modification or amendment of the terms thereof or of any instrument or agreement evidencing the Guarantied Obligations or the provision of collateral, all without in any way impairing, releasing, discharging or otherwise affecting the obligations of Guarantor under this Guaranty, and Guarantor hereby waives any defense of impairment of collateral. Subject to the last sentence of this Section 6, Guarantor waives any defense arising by reason of any disability or other defense of the Subject Member or any other guarantor, or the cessation from any cause whatsoever of the liability of the Subject Member, or any claim that Guarantor's obligations exceed or are more burdensome than those of the Subject Member and waives the benefit of any statute of limitations affecting the liability of Guarantor hereunder. Guarantor waives any right to enforce any remedy that the Beneficiaries now have or may hereafter have against the Subject Member and waives any benefit of, and any right to participate in, any security interest now or hereafter held by the Beneficiaries. Further, Guarantor consents to the taking of, or failure to take, by the Beneficiaries with the consent of the Subject Member (and any attempted taking of, or failure to take, without such consent shall be ineffective to waive Guarantor's

E-1-3

defenses pursuant to this Section 6), any action (i) that might in any manner or to any extent vary the risks of Guarantor under this Guaranty or (ii) that, but for this provision, might operate as a discharge of Guarantor's obligation under this Guaranty. Without limiting Guarantor's own defenses and rights hereunder and notwithstanding anything in this Guaranty to the contrary, Guarantor reserves to itself all rights, setoffs, counterclaims and other defenses to which the Subject Member or any other affiliate of Guarantor is, or may be, entitled pursuant to the Agreement or otherwise, except for defenses arising out of bankruptcy, insolvency, dissolution or liquidation of the Subject Member.

7.
Exhaustion of Other Remedies Not Required. The obligations of Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guarantied Obligations. Guarantor waives diligence by the Beneficiaries and action on delinquency in respect of the Guarantied Obligations or any part thereof, including any provisions of law requiring the Beneficiaries to exhaust any right or remedy or to take any action against the Subject Member, any other guarantor, or any other person, entity or property before enforcing the provisions of this Guaranty against Guarantor.

8.
Reinstatement. Notwithstanding any provision herein to the contrary, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any portion of the Guarantied Obligations is revoked, terminated, rescinded or reduced or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Subject Member or any other person or entity or otherwise, as if such payment had not been made and whether or not the Beneficiaries are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.

9.
Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guarantied Obligations is stayed, upon the insolvency, bankruptcy or reorganization of the Subject Member or any other person or entity, or otherwise, all such amounts shall nonetheless be payable by Guarantor immediately upon demand by the Beneficiaries.

10.
Expenses. Guarantor shall pay on demand all out-of-pocket expenses (including reasonable attorneys' fees and expenses and the allocated cost and disbursements of internal legal counsel) in any way relating to the enforcement or protection of the Beneficiaries' rights under this Guaranty, but only if the Beneficiaries ultimately prevail in any such enforcement or protection action. The obligations of Guarantor under the preceding sentence shall survive termination of this Guaranty.

11.
Amendments. No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by duly authorized representatives of the Beneficiaries and Guarantor.

E-1-4

12.
No Waiver; Enforceability. No failure by the Beneficiaries to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law, in equity, in contract or otherwise. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein.

13.
Limitation of Liability. Guarantor's liability hereunder shall be and is specifically limited to payments expressly required to be made in accordance with the Agreement (even if such payments are deemed to be damages) and, except to the extent specifically provided in the Agreement, in no event shall Guarantor be subject hereunder to consequential, exemplary, equitable, loss of profits, punitive, tort, or any other damages, costs, or attorney's fees other than specified herein.

14.
Demand and Payment. The Beneficiaries are not entitled to make demand upon Guarantor until a failure to pay occurs in payment of any Guarantied Obligations by Subject Member to the Beneficiaries. Any demand by the Beneficiaries for payment hereunder shall be in writing, reference this Guaranty, reference the Guarantied Obligations, and be signed by a duly authorized representative of each Beneficiary and delivered to the Guarantor by courier or certified mail with return receipt requested. There are no other requirements of notice, presentment or demand. The Guarantor shall pay, or cause to be paid, such Guarantied Obligations promptly.

15.
Assignment; Governing Laws; Jurisdiction; Waiver of Jury Trial. This Guaranty shall (a) bind Guarantor and its successors and assigns, provided, however, that the Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent (which shall not be unreasonably withheld, conditioned or delayed) of the Beneficiaries (and any attempted assignment without such consent shall be void), (b) inure to the benefit of the Beneficiaries and their successors and assigns. THIS GUARANTY AND THE LEGAL RELATIONS AMONG THE PARTIES HERETO SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION. IN RESPECT OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, EACH OF THE PARTIES HERETO CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY FEDERAL OR STATE COURT LOCATED WITHIN HARRIS COUNTY, TEXAS, AND WAIVES ANY OBJECTION TO JURISDICTION OR VENUE OF, AND WAIVES ANY MOTION TO TRANSFER VENUE FROM, ANY OF THE AFORESAID COURTS. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE.

E-1-5

16.
Condition of Subject Member. Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Subject Member such information concerning the financial condition, business and operations of the Subject Member as Guarantor requires (including, without limitation, any and all information concerning the Guarantied Obligations), and that the Beneficiaries have no duty, and Guarantor is not relying on the Beneficiaries at any time, to disclose to Guarantor any information relating to the business, operations or financial condition of the Subject Member (including, without limitation, any and all information concerning the Guarantied Obligations).

17.
Representations and Warranties. Guarantor represents and warrants that (a) it is duly organized and in good standing under the laws of the jurisdiction of its organization and has full capacity and right to make and perform this Guaranty, and all necessary authority has been obtained; (b) this Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms; and (c) by virtue of its relationship with the Subject Member, the execution, delivery and performance of this Guaranty is for the direct benefit of Guarantor and it has received adequate consideration for this Guaranty.

18.
FINAL AGREEMENT. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT OF THE GUARANTOR AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE BENEFICIARIES AND GUARANTOR. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE BENEFICIARIES AND GUARANTOR.

[Signature Page
Follows]

E-1-6

Executed and effective this __ day of [___], 2015.

GUARANTOR

[SUNOCO LOGISTICS PARTNERS L.P.
By: Sunoco Partners LLC, its general partner]

/ OR

[ENERGY TRANSFER PARTNERS, L.P.
By: Energy Transfer Partners GP, L.P., its general partner
By: Energy Transfer Partners, L.L.C., its general partner]

By:
Name:
Title:

Signature Page to Member Guaranty (SXL - Bakken Holdco)

E-1-7

Annex E-2
Form of SXL Reimbursement Agreement

E-2-1

REIMBURSEMENT AGREEMENT

This Reimbursement Agreement (this "Reimbursement Agreement"), effective as of [____] __, 2015 is made and entered into by Sunoco Logistics Partners L.P., a Delaware limited partnership (the "Support Provider" or "SXL"), in favor of Energy Transfer Partners, L.P., a Delaware limited partnership ("Guarantor" or "ETP").
WHEREAS, ETP, through its indirect, wholly-owned subsidiary La Grange Acquisition, L.P. ("La Grange"), owns a 100% membership interest in Bakken Holdings Company LLC, a Delaware limited liability company ("Bakken Holdco"); and
WHEREAS, Bakken Holdco owns a 100% membership interest in each of Dakota Access Holdings, LLC ("DA Holdings") and ETCO Holdings, LLC ("ETCO Holdings"); and
WHEREAS, DA Holdings owns a 75% membership interest in Dakota Access LLC ("Dakota Access"), and ETCO Holdings owns a 75% membership interest in Energy Transfer Crude Oil Company, LLC ("ETCOC", and together with Dakota Access, the "Project Entities"); and
WHEREAS, Dakota Access and ETCOC intend to develop the previously announced pipeline system to deliver crude oil from the Bakken/Three Forks production area in North Dakota to the Gulf Coast (the "Bakken Pipeline Project"); and
WHEREAS, the Guarantor has entered into (i) the Member Guaranty Agreement dated October 15, 2014 (the "Dakota Access Member Guaranty"), pursuant to which Guarantor has guaranteed all of the obligations of DA Holdings to Dakota Access, and (ii) the Member Guaranty Agreement dated October 15, 2014 (the "ETCOC Member Guaranty", and together with the Dakota Access Member Guaranty, the "Member Guaranties"), pursuant to which Guarantor has guaranteed all of the obligations of ETCO Holdings (ETCO Holdings and DA Holdings referred to herein as the "Beneficiaries") to ETCOC (ETCOC and Dakota Access referred to herein as the "Project Entities"); and

WHEREAS, the Guarantor, the Support Provider, La Grange, and Sunoco Pipeline L.P. ("Sunoco Pipeline") are parties to that certain Exchange Agreement dated as of September 16, 2015 (the "Exchange Agreement"), pursuant to which (i) La Grange will transfer to Sunoco Pipeline 40% of its membership interest in Bakken Holdco, (ii) SXL will issue to ETP Class B Units representing limited partner interests in SXL, and (iii) SXL will pay to La Grange cash as reimbursement for capital expenditures up to the date hereof in connection with the Bakken Pipeline Project (collectively, the "Exchange Transaction"); and
WHEREAS, the Support Provider indirectly benefits from the Member Guaranties provided by Guarantor to the Beneficiaries; and
WHEREAS, in connection with the Exchange Transaction, the Support Provider desires to provide support to Guarantor with respect to 40% of any obligations actually paid by Guarantor pursuant to either of the Member Guaranties, subject to the terms and conditions contained herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Support Provider, intending to be legally bound hereby, covenants

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and agrees to the following:

1. SUPPORT. Subject to the terms and conditions hereof, the Support Provider hereby agrees to provide support to Guarantor and guarantees the timely payment of 40% of any amounts owed by the Guarantor pursuant to either of the Member Guaranties (each, a "Support Payment," or collectively, "Support Payments").
2. DEMAND AND PAYMENT. The Support Provider shall not be obligated to make any payment pursuant to this Reimbursement Agreement unless and until Guarantor shall have made a payment in respect of either of the Member Guaranties as such payment has become due and payable pursuant to the terms and conditions of the Member Guaranties. The Support Provider shall pay, or cause to be paid, the Support Payment(s) promptly following receipt of written notice by Guarantor, which notice shall contain a copy of the demand letter received by Guarantor in accordance with the terms of the Member Guaranties. The foregoing shall not limit any obligation of the Support Provider to pay any Support Payment with respect to any documented costs and/or fees, including reasonable legal fees, incurred by the Guarantor in protecting or defending the Guarantor's rights under the Member Guaranties. The Support Provider’s liability hereunder shall be and is specifically limited to payments expressly required to be made in accordance with the Member Guaranties (even if such payments are deemed to be damages) and, except to the extent specifically provided in the Member Guaranties, in no event shall the Support Provider be subject hereunder to consequential, exemplary, equitable, loss of profits, punitive, tort, or any other damages, costs, or attorney’s fees.
3. REPRESENTATIONS AND WARRANTIES. The Support Provider represents and warrants that:
(a) it is a limited partnership duly organized and validly existing under the laws of the state of Delaware and has the requisite power and authority to execute, deliver and carry out the terms and provisions of this Reimbursement Agreement;
(b) no authorization, approval, consent or order of, or registration or filing with, any court or other governmental body having jurisdiction over the Support Provider is required on the part of the Support Provider for the execution and delivery of this Reimbursement Agreement; and
(c) this Support Agreement constitutes a valid and legally binding agreement of the Support Provider, enforceable against Support Provider in accordance with its terms, except as the enforceability of this Reimbursement Agreement may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.
4. DEFENSE SET-OFFS AND COUNTERCLAIMS. By entering into this Reimbursement Agreement, Support Provider is not waiving any defense, set-off or counterclaim available to Guarantor or the Beneficiaries with respect to the Obligations (as defined in the Member Guaranties).
5. AMENDMENT OF REIMBURSEMENT AGREEMENT. No term or provision of this Reimbursement Agreement shall be amended, modified, altered, waived, or supplemented except in a writing executed by a duly authorized representative of each of Support Provider and Guarantor.
6.     WAIVERS. The Support Provider hereby
waives: (a)      notice of acceptance of this Reimbursement

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Agreement;
(b)     presentment and demand concerning the liabilities of the Support Provider, except as expressly herein above set forth; and
(c) any right to require that any action or proceeding be brought against Guarantor or any other person, or except as expressly herein above set forth, to require that the Beneficiaries seek enforcement of any performance against Guarantor or any other person, prior to any action against the Support Provider under the terms hereof.
Except as to applicable statutes of limitation, no delay of Guarantor in the exercise of, or failure to exercise, any rights hereunder shall operate as a waiver of such rights, a waiver of any other rights or a release of the Support Provider from any obligations hereunder. Each and every right, remedy and power hereby granted to Guarantor or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by Guarantor from time to time.
The Support Provider consents to the renewal, compromise, extension, acceleration or other changes in the time of payment of or other changes in the terms of the Obligations, or any part thereof, or any changes or modifications to the terms of the Member Guaranties.

7. NOTICE. Any payment demand, notice, request, instruction, correspondence or other document to be given hereunder by any party to another (herein collectively called "Notice") shall be in writing and delivered via courier or mailed by certified mail with return receipt requested or by facsimile, as follows:

To Support Provider:

Sunoco Logistics Partners L.P.
3807 West Chester Pike
Newtown Square, PA 19073
Attn: General Counsel
Telephone: (215) 977-3565
Fax: (866) 244-5696

To Guarantor:

Energy Transfer Partners, L.P.
3738 Oak Lawn Ave.
Dallas, TX 75219
Attn: General Counsel
Telephone: (713) 989-7001 or (214) 981-0763
Fax: (713) 989-1212

Notice given by courier or mail shall be effective upon actual receipt. Notice given by facsimile shall be effective upon actual receipt if received during the recipient's normal business

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hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All Notices by facsimile shall be confirmed promptly after transmission in writing by certified mail or courier. Any party may change any address to which Notice is to be given to it by giving notice as provided above of such change of address.

8. TERMINATION. This Reimbursement Agreement shall terminate upon termination of both Member Guarantees. Upon the effectiveness of such termination, the Support Provider shall have no further liability except that termination of the Reimbursement Agreement shall not affect the validity or enforceability of the Support Agreement with respect to (1) any guaranteed obligations incurred or arising prior to the termination of this Support Agreement, and (2) any extensions or renewals of, interest accruing on, or fees, costs, or expenses (including attorneys' fees other than specified above in Section 2) incurred with respect to such pre-termination obligations on or after termination.

9. SUBROGATION. Upon the payment in full of all obligations arising out of the Support Agreement, the Support Provider shall be subrogated to the rights of Guarantor with respect to any and all such payments made by the Support Provider hereunder, and Guarantor agrees to take such steps as the Support Provider may reasonably request, at the Support Provider's expense, to confirm and/or implement such subrogation rights.

10. ASSIGNMENT. The Support Provider may not transfer any of its obligations under this Reimbursement Agreement without the prior written consent of Guarantor, which consent shall not be unreasonably withheld or delayed, and any purported transfer without such consent shall be void.

11. MISCELLANEOUS. THIS REIMBURSEMENT AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. Each party hereby irrevocably waives any and all rights to trial by jury with respect to any legal proceeding arising out of or relating to this Support Agreement. Any action arising out of or related to this Reimbursement Agreement may be brought only in the courts of the State of Texas, or the United States Federal Courts, in either case situated in Houston, Texas. This Reimbursement Agreement shall be binding upon the Support Provider, its successors and assigns and inure to the benefit of and be enforceable by Guarantor, its successors and assigns. This Support Agreement embodies the entire agreement and understanding between the Support Provider and Guarantor concerning the subject matter hereof and supersedes all prior agreements, understandings and/or guarantees relating to the subject matter hereof and any such prior agreements, understandings and/or guarantees are hereby terminated. The headings in this Reimbursement Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatsoever in construing the terms and provisions of this Reimbursement Agreement.

12. THIRD-PARTY BENEFICIARIES. This Reimbursement Agreement is for the benefit only of the Support Provider, Guarantor and the Beneficiaries and is not intended to confer upon any other third party any rights or remedies hereunder, and shall not be construed as for the benefit of any other third party.

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13. DELIVERY. Delivery of an executed signature page of this Reimbursement Agreement by facsimile or email shall be effective as delivery of a manually-executed counterpart of this Reimbursement Agreement.

[Signature page follows.]

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Executed on this __ day of [_____], 2015 but to be effective as of the date first above written.

SUNOCO LOGISTICS PARTNERS L.P.
By: Sunoco Partners LLC, its general partner

_____________________________________
Name:
Title:

ENERGY TRANSFER PARTNERS, L.P.
By: Energy Transfer Partners GP, L.P., its general partner
By: Energy Transfer Partners, L.L.C., its general partner

_____________________________________
Name: Thomas P. Mason
Title: Senior Vice President, General Counsel and Secretary

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ANNEX F
Support Agreement

SUPPORT AGREEMENT
This Support Agreement (this "Agreement") is made as of June 29, 2015 (the "Effective Date"), by and among Energy Transfer Partners, L.P., a Delaware limited partnership (the "Support Provider" or "ETP"), Sunoco Logistics Partners Operations L.P., a Delaware limited partnership ("Sunoco Borrower"), and Sunoco Logistics Partners L.P., a Delaware limited partnership ("Guarantor" or "SXL"). The Support Provider, Sunoco Borrower and Guarantor may hereinafter be referred to individually as a "Party" or collectively as the "Parties."
PRELIMINARY STATEMENTS:
A.    Support Provider, La Grange Acquisition, L.P., a Texas limited partnership ("La Grange"), Guarantor, and Sunoco Pipeline L.P., a Texas limited partnership ("Sunoco Pipeline"), intend to enter into the proposed Exchange Agreement (the "Exchange Agreement") pursuant to which Sunoco Pipeline will acquire from La Grange a 40% membership interest in Bakken Holdings Company LLC ("Bakken Holdco") in exchange for cash and Class B Units representing limited partner interests in SXL issued to Support Provider (the "Contribution").
B.    In connection with and in order to facilitate the Contribution, pursuant to the Amended and Restated Credit Agreement dated as of March 20, 2015, as amended by Amendment No. 1 thereto, dated June 29, 2015 (as so amended, and as the same may be further amended, restated, modified or supplemented from time to time, the "Credit Agreement"), the Sunoco Borrower may from time to time borrow revolving loans under a separate tranche defined therein as "Revolving Tranche B Loans" (the "Supported Debt").
C.    Pursuant to the terms of the Amended and Restated Guaranty, dated as of March 20, 2015, by Guarantor in favor of Citibank, N.A., as administrative agent on behalf of the Lenders (as defined in the Credit Agreement), Guarantor has guaranteed the repayment of the Supported Debt ("SXL Guarantee").
D.    Pursuant to the terms of the proposed Exchange Agreement, at the closing of the Contribution, Guarantor will distribute to La Grange, in partial consideration for the Contribution, an amount in cash, financed entirely from the proceeds of the Supported Debt (the "Cash Consideration").
E.    In consideration of the distribution of the Cash Consideration, Support Provider desires to enter into this Agreement to provide support to Guarantor in furtherance of the SXL Guarantee in support of the Supported Debt, on the terms and subject to the conditions set forth herein.
F.    The Sunoco Borrower and Guarantor desire to enter into this Agreement and be bound by the terms and conditions set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:
1.Support. Subject to the terms and conditions of this Agreement, including but not limited to Sections 2 and 3 below, the Support Provider hereby provides support to Guarantor and agrees to contribute cash to Guarantor in such amounts as necessary to guarantee collection of the aggregate principal amount of the Supported Debt pursuant to the SXL Guarantee. Notwithstanding anything herein to the contrary, the obligations of the Parties under this Agreement are obligations solely of the Parties and do not constitute a debt or obligation of (and no recourse shall be made with respect to) any of ETP’s affiliates (other than the Parties hereto), or any shareholder, partner, member, officer, director or employee of ETP or such affiliates (collectively, the "Non-Recourse Parties"). No action under or in connection with this Agreement shall be brought against any Non-Recourse Party, and no judgment for any deficiency upon the obligations hereunder shall be obtainable against any Non-Recourse Party.
2.Support Payment Conditions. Notwithstanding any other term or condition of this Agreement to the contrary, the Support Provider shall be obligated to make contributions of cash to Guarantor pursuant to this Agreement to enable Guarantor to pay any and all amounts of the Supported Debt due and payable pursuant to the terms and conditions of the SXL Guarantee.
3.Cap. Notwithstanding any other term or condition of this Agreement to the contrary, it is agreed that the Support Provider’s maximum liability under this Agreement with respect to the Supported Debt shall not exceed (i) the principal amount of Supported Debt, minus (ii) the sum of (A) all payments of principal made by or on behalf of the Sunoco Borrower in respect of such Supported Debt, plus (B) the fair market value of any property received or cash proceeds collected or any consideration otherwise realized (including by way of set off) from or for the account of the Sunoco Borrower pursuant to, or in connection with, the principal amount of Supported Debt, including, but not limited to, any property or cash proceeds collected or realized from the exercise of any rights and remedies at law or in equity that the holders of such Supported Debt may have against the Sunoco Borrower or any collateral securing such Supported Debt, plus (C) any principal amount of such Supported Debt which is forgiven or otherwise voluntarily compromised by the holders of such Supported Debt (such amount, the "Support Cap"). Each reference in this Agreement to "holders" of Supported Debt shall be deemed to also include any agent acting on behalf of such holders.
The Support Provider shall have no obligation to make a payment hereunder with respect to any accrued and unpaid interest or any other costs, fees, expenses, penalties, charges or other amounts of any kind whatsoever that may be owed by Guarantor or Sunoco Borrower, whether on or related to the Supported Debt or otherwise.
4.Termination of Agreement. This Agreement shall remain in effect and will not terminate until the earlier to occur of (a) termination or expiration of the SXL Guarantee and (b) payment by the Support Provider of the maximum amount due by the Support Provider under Section 3 hereof, as such amount may be limited by Section 10 hereof.
5.Notices; Defenses; Etc. The Sunoco Borrower and Guarantor hereby agree to provide the Support Provider with notice promptly following any alleged default by the Sunoco Borrower under the Credit Agreement or any other documents evidencing the Supported Debt or by Guarantor under the documents evidencing the SXL Guarantee, and the Support Provider shall be entitled to receive information regarding, and make reasonable requests for information with respect to, the actions the holders of the Supported Debt have taken against the Sunoco Borrower with respect to the Supported Debt or Guarantor with respect to the SXL Guarantee. By entering into this Agreement, the Support Provider is not waiving any defense, set-off or counterclaim available to Guarantor or the Sunoco Borrower with respect to the Supported Debt nor is the Support Provider waiving its rights with respect to diligence, presentment, demand for performance, notice of protest, notice of dishonor, default or non-payment, or notice of acceptance of this Agreement.
6.Covenants of Sunoco Borrower and Guarantor.
(a)Refinancing of Supported Debt. Sunoco Borrower shall be entitled to refinance through an exchange offer or otherwise all or any portion of the Supported Debt provided that Sunoco Borrower (x) simultaneously replaces the Supported Debt with at least an equivalent amount of new indebtedness (such new indebtedness, the "Refinanced Supported Debt") with substantially similar covenants providing for no earlier amortization of principal than the amortization contemplated by the applicable maturity date of any Supported Debt and (y) Guarantor guarantees the Refinanced Supported Debt on the terms and subject to the conditions set forth in the SXL Guarantee. This Agreement shall automatically apply to any such Refinanced Supported Debt that is incurred prior to the second anniversary of the Effective Date and Support Provider shall provide support to Guarantor in furtherance of the SXL Guarantee of such Refinanced Supported Debt, on the terms and subject to the conditions set forth herein.
(b)Extinguishment of Supported Debt. Sunoco Borrower shall use commercially reasonable efforts to extinguish through repayment or refinancing any applicable outstanding Supported Debt or Refinanced Supported Debt no earlier than the second anniversary of the Effective Date but prior to the third anniversary of the Effective Date. Guarantor shall release the Support Provider from any liability or obligation under this Agreement related to the Supported Debt or Refinanced Supported Debt upon such repayment of the Supported Debt or Refinanced Supported Debt and shall enter into and execute such documents and instruments as the Support Provider may reasonably request in order to evidence such release. Any Supported Debt or Refinanced Supported Debt subject to the SXL Guarantee may be retired or refinanced with debt that is not subject to this Support Agreement commencing at any time on or after the second anniversary of the Effective Date.
(c)Nothing in Section 6 or in any other provision of this Agreement limits, alters or in any way modifies any of the terms of the Credit Agreement, the SXL Guarantee or any other Loan Document (as defined in the Credit Agreement) or any obligation of any Loan Party (as defined in the Credit Agreement) thereunder, or restricts any of the rights or remedies of the Lenders (as defined in the Credit Agreement) and the LC Issuers (as defined in the Credit Agreement) (collectively referred to herein as the "lenders", which term shall include any agent acting on their behalf) thereunder, and nothing in this Agreement shall be construed as a waiver of any right or remedy of any lender under the Credit Agreement or other Loan Documents. No lender shall have any responsibility for failure of Sunoco Borrower or Guarantor to comply with any term of this Agreement.
7.Covenants of Support Provider.
(a)Net Worth. Support Provider hereby represents to Guarantor and Sunoco Borrower that it will maintain net assets (excluding any interest in Guarantor held by Support

Provider) with a fair market value equal to or greater than the amount of the Support Cap and in the event Support Provider disposes of, transfers, or conveys any of its assets, except with respect to distributions permitted in clause (b) below, it shall, if necessary, promptly replace such assets so as to have net assets (excluding any interest in Guarantor held by Support Provider) with a fair market value equal to or greater than the amount of the Support Cap. Support Provider shall provide a certificate to Guarantor on an annual basis (beginning on the first anniversary of this Agreement and until the Supported Debt has been paid in full) providing that it is in full compliance with this Section 7(a).
(b)Distributions. Support Provider shall be entitled to make distributions of available cash with respect to its equity interests provided Support Provider shall not make a distribution of cash or property to the extent such distribution would constitute a Fraudulent Conveyance (as defined in Section 10) in light of Support Provider's obligations under this Agreement or otherwise impair Support Provider's ability to satisfy its obligations under this Agreement.
8.Covenants of the Parties to Maintain Tax Treatment. For so long as this Agreement is outstanding, the Parties hereto hereby agree that:
(a)Unless otherwise required by law, it is the intent of the Parties to treat Support Provider as the sole partner bearing the economic risk of loss with respect to the Supported Debt or Refinanced Supported Debt pursuant to Treasury Regulation § 1.752-2; provided that, notwithstanding the foregoing, Guarantor shall not be required to take such position in any taxable year to the extent Guarantor determines in good faith after consulting with tax counsel that such position is not supported by current law or actual facts and circumstances.
(b)It is the intent of the Parties that the distribution to La Grange by Guarantor of the Cash Consideration be treated as a distribution under Section 731 of the Internal Revenue Code of 1986, as amended (the "Code"), and neither Guarantor nor any partner of Guarantor shall take a position inconsistent with such treatment unless otherwise required by law; provided that, notwithstanding the foregoing, Guarantor shall not be required to take such position in any taxable year to the extent Guarantor determines in good faith after consulting with tax counsel that such position is not supported by current law or actual facts and circumstances.
(c)Neither Sunoco Borrower nor Guarantor shall (i) modify the SXL Guarantee so as to eliminate or limit the ultimate recourse liability of the Support Provider with respect to the Supported Debt or Refinanced Supported Debt, (ii) merge or consolidate with, or take any action that would cause, Guarantor to become a corporation for U.S. federal income tax purposes or (iii) except as required by the Credit Agreement, cause or permit any other corporation, partnership, person or entity to assume, guarantee, indemnify against or otherwise incur any liability with respect to any Supported Debt or Refinanced Supported Debt.
(d)In the event a subsidiary of Guarantor that is regarded as separate and apart from Guarantor for U.S. federal income tax purposes becomes a guarantor of the Supported Debt or Refinanced Supported Debt or otherwise guarantees the Supported Debt or Refinanced

Supported Debt, the Support Provider agrees to indemnify such subsidiary for any amounts that the subsidiary is required to pay pursuant to its guarantee of the Supported Debt or Refinanced Supported Debt, on the same basis and subject to the same limits as with respect to the SXL Guarantee.
(e)In the event a partner of Guarantor guarantees or otherwise incurs any liability with respect to the Supported Debt or Refinanced Supported Debt, Support Provider agrees to indemnify such partner for any amounts that the partner is required to pay pursuant to its guarantee or liability with respect to the SXL Guarantee.
9.Waiver of Subrogation. The Support Provider irrevocably waives, relinquishes and renounces any right of subrogation, contribution, indemnity, reimbursement or any claim whatsoever which the Support Provider may have against the Sunoco Borrower or any other persons liable on the SXL Guarantee, the Supported Debt, or Refinanced Supported Debt. The Support Provider will not assert any such claim against the Sunoco Borrower or any other persons liable on the SXL Guarantee, the Supported Debt, or Refinanced Supported Debt, in any proceeding, legal or equitable, including any bankruptcy, insolvency or reorganization proceeding. This provision will inure to the benefit of and will be enforceable by the lenders of the Supported Debt or the Refinanced Supported Debt, the Sunoco Borrower and any such persons liable on the SXL Guarantee, the Supported Debt, or the Refinanced Supported Debt, and their successors and assigns, including any trustee in bankruptcy or debtor-in-possession.
10.Fraudulent Conveyance. Notwithstanding any provision of this Agreement to the contrary, it is intended that this Agreement not constitute a Fraudulent Conveyance (as defined below). Consequently, the Support Provider agrees that if this Agreement would, but for the application of this sentence, constitute a Fraudulent Conveyance, this Agreement shall be valid and enforceable only to the maximum extent that would not cause this Agreement to constitute a Fraudulent Conveyance, and this Agreement shall automatically be deemed to have been amended accordingly at all relevant times. For purposes of this Section 10, the term "Fraudulent Conveyance" means a fraudulent conveyance under Section 548 of the United States Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.
11.Cumulative Rights; No Waiver. Each and every right granted to any Party hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time subject only to the limitations set forth in this Agreement. No failure on the part of any Party to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise by any Party of any right preclude any other or future exercise thereof or the exercise of any other right.
12.Amendments; Waivers.
(a)Except as otherwise expressly set forth herein, this Agreement may not be modified, amended or waived except by an instrument or instruments in writing signed by each of the Parties hereto.

(b)The Parties hereby agree that no provision of Section 1 hereof may be modified, amended or waived without the prior written consent of Required Lenders (as defined in the Credit Agreement) if such modification, amendment or waiver would materially and adversely reduce the benefits to such lenders of the support contemplated by Section 1 hereof with respect to such Supported Debt or Refinanced Supported Debt. The Parties hereby agree that no provision of Section 9 hereof may be modified, amended or waived without the prior written consent of Required Lenders.
13.Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns, and with respect to Sections 1 and 9, shall inure to the benefit of the lenders and their respective successors and assigns. Nothing in this Agreement shall prevent the Support Provider from merging or consolidating with or into any other person so long as the surviving person agrees to be bound by the terms of this Agreement.
14.Third-Party Beneficiaries. This Agreement is for the benefit only of the Support Provider, the Sunoco Borrower, and Guarantor, the lenders under the Credit Agreement, and the subsidiaries and partners of Guarantor described in Section 8(d) and (e), respectively, and is not intended to confer upon any other third party any rights or remedies hereunder, and shall not be construed as for the benefit of any other third party.
15.Notices. Any and all notices, requests or other communications hereunder shall be given in writing and delivered by: (a) regular, overnight, registered or certified mail (return receipt requested), with first class postage prepaid; (b) hand delivery; (c) facsimile transmission; or (d) overnight courier service, if to the Support Provider, at the following address or facsimile number for the Support Provider:

Energy Transfer Partners, L.P.
3738 Oak Lawn Avenue
Dallas, Texas 75219
Attention: General Counsel
Facsimile Number: (214) 981-0701

if to the Sunoco Borrower or Guarantor:

Sunoco Logistics Partners, L.P.
3807 West Chester Pike
Newtown Square, PA 19073
Attention: General Counsel
Facsimile Number: (866) 244-5696

or at such other address or number as shall be designated by the Support Provider, the Sunoco Borrower or Guarantor in a notice to the other Parties to this Agreement. All such communications shall be deemed to have been duly given: (A) in the case of a notice sent by regular mail, on the date actually received by the addressee; (B) in the case of a notice sent by registered or certified mail, on the date receipted for (or refused) on the return receipt; (C) in the case of a notice delivered by hand, when personally delivered; (D) in the case of a notice sent by facsimile, upon transmission subject to telephone confirmation of receipt; and (E) in the case of a notice sent by overnight mail or overnight courier service, the date delivered at the designated address, in each case given or addressed as aforesaid.
16.Separability. Should any clause, sentence, paragraph, subsection or section of this Agreement be judicially declared to be invalid, illegal or unenforceable in any respect, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the part or parts of this Agreement so held to be invalid, illegal or unenforceable will be deemed to have been stricken herefrom, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.
17.Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signatures are physically attached to the same counterpart. Delivery of an executed signature page by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart.
18.Section Headings. Section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.
19.Entire Agreement. This Agreement constitutes the entire agreement of the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between the Parties related thereto.
20.Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
21.Consent to Jurisdiction; Waiver of Jury Trial. The Parties irrevocably submit to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, for the purposes of any proceeding arising out of this Agreement or the transactions contemplated hereby (and each agrees that no such proceeding relating to this Agreement or the transactions contemplated hereby shall be brought by it except in such courts). The Parties irrevocably and unconditionally waive (and agree not to plead or claim) any objection to the laying of venue of any proceeding arising out of this Agreement or the transactions contemplated hereby in any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, or that any such proceeding brought in any such court has been brought in an inconvenient forum. Each of the Parties also agrees that any final and non-appealable judgment against a Party in connection with any proceeding shall be conclusive and binding on such Party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY ACTION OR PROCEEDING TO ENFORCE OR TO DEFEND ANY RIGHTS UNDER THIS AGREEMENT SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement is duly executed and delivered by the authorized signatories set forth below, to be effective as of the Effective Date.
ENERGY TRANSFER PARTNERS, L.P.

By:	Energy Transfer Partners GP, L.P., its general partner

By:	Energy Transfer Partners, L.L.C., its general partner

By: ___________________________________
Name: _________________________________
Title: __________________________________

SUNOCO LOGISTICS PARTNERS L.P.

By:	Sunoco Partners LLC, its general partner

By: _________________________________________
Name: _______________________________________
Title: ________________________________________

SUNOCO LOGISTICS PARTNERS OPERATIONS L.P.

By:	Sunoco Logistics Partners GP LLC, its general partner

By: __________________________________________
Name: ________________________________________
Title: _________________________________________

ANNEX G
Form of Unitholder Agreement

UNITHOLDER AGREEMENT
BY AND AMONG
SUNOCO LOGISTICS PARTNERS L.P.
AND
ENERGY TRANSFER PARTNERS, L.P.

Dated as of [_____] [__], 2015

UNITHOLDER AGREEMENT
THIS UNITHOLDER AGREEMENT (the "Agreement") is made as of the [__] day of [_____], 2015 (the "Effective Date"), by and among Energy Transfer Partners, L.P., a Delaware limited partnership ("ETP"), and Sunoco Logistics Partners L.P., a Delaware limited partnership ("SXL"). ETP and SXL are sometimes referred to collectively as the "Parties" and individually as a "Party."
WHEREAS, ETP owns a controlling interest in Sunoco Partners LLC, a Pennsylvania limited liability company, which owns the general partner interest and all of the incentive distribution rights in SXL;
WHEREAS, pursuant to that certain Exchange Agreement dated September 16, 2015 (the "Exchange Agreement") by and among ETP, La Grange Acquisition, L.P. ("La Grange"), SXL and Sunoco Pipeline L.P. ("Sunoco Pipeline"), (i) La Grange will convey a 40% interest in Bakken Holdings Company LLC to Sunoco Pipeline, and (ii) SXL will issue to ETP [___] newly issued Class B Units representing limited partner interests in SXL (the "Class B Units") and pay certain cash consideration to La Grange;
WHEREAS, in accordance with the terms of the Class B Units set forth in Amendment No. 6 to the Third Amended and Restated Agreement of Limited Partnership of SXL dated the date hereof (the "SXL Partnership Agreement Amendment"), ETP will receive SXL Common Units in exchange for the Class B Units upon the Class B Conversion Date (as defined in the SXL Partnership Agreement Amendment); and
WHEREAS, ETP and SXL are entering into this Agreement to, among other things, set forth certain rights of ETP and SXL with respect to the SXL Common Units to be issued upon conversion of the Class B Units.
NOW, THEREFORE, for and in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows, each intending to be legally bound:
ARTICLE I.
GENERAL
Section 1.01.    Defined Terms.
As used herein:
"Affiliate(s)" has the meaning ascribed to it, on the date hereof, under Rule 405 of the Securities Act.

"Agreement" is defined in the preamble to this Agreement.
"Bakken Pipeline Project" means the previously announced pipeline system to deliver crude oil from the Bakken/Three Forks production area in North Dakota to the Gulf Coast to be developed by Dakota Access LLC and Energy Transfer Crude Oil Company LLC.
"Call Exercise Date" is defined in Section 2.01 hereof.
"Call Notice" is defined in Section 2.01 hereof.
"Call Purchase Price" is defined in Section 2.01 hereof.
"Call Right" is defined in Section 2.01 hereof.
"Class B Units" is defined in the recitals to this Agreement.
"Effective Date" is defined in the preamble to this Agreement.
"ETP" is defined in the preamble to this Agreement.
"Exchange Agreement" is defined in the recitals to this Agreement.
"Fair Market Value" means the volume-weighted average trading price of SXL Common Units on the New York Stock Exchange for the ten (10) trading days immediately preceding the Put Exercise Date.
"Full In-Service Date" means the date of first Full Service Date, as defined in a transportation service agreement with a shipper on the Bakken Pipeline Project.
"Governmental Authority" means any federal, state, local or foreign government and/or any political subdivision thereof, including departments, courts, commissions, boards, bureaus, ministries, agencies or other instrumentalities.
"Laws" means all laws, statutes, rules, regulations, ordinances, orders, decrees, requirements, judgments and codes of Governmental Authorities.
"Parties" and "Party" are defined in the preamble to this Agreement.
"Person" means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any Governmental Authority.
"Put Exercise Date" is defined in Section 2.02 hereof.
"Put Notice" is defined in Section 2.02 hereof.

"Put Purchase Price" is defined in Section 2.02 hereof.
"Securities Act" means the Securities Act of 1933, as amended.
"SXL" is defined in the recitals to this Agreement.
"SXL Common Units" means common units representing limited partner interests in SXL.
"SXL Partnership Agreement Amendment" is defined in the recitals to this Agreement.
Section 1.02.    Interpretations.
In this Agreement, unless a clear contrary intention appears: (i) the singular includes the plural and vice versa; (ii) reference to a Person includes such Person’s successors and assigns but, in the case of a Party, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (iii) reference to any gender includes each other gender; (iv) references to any Section, Article, Annex, subsection and other subdivision refer to the corresponding Sections, Articles, Annexes, subsections and other subdivisions of this Agreement unless expressly provided otherwise; (v) references in any Section or Article or definition to any clause means such clause of such Section, Article or definition; (vi) "hereunder," "hereof," "hereto" and words of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement; (vii) the word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation"; (viii) references to "days" are to calendar days, which means any day of the seven calendar day week; and (ix) all references to money refer to the lawful currency of the United States. The Table of Contents and the Article and Section titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.
ARTICLE II.
CERTAIN AGREEMENTS
Section 2.01.    SXL Call Right.
For the period beginning on the earlier of (i) the Full In-Service Date of the Bakken Pipeline Project and (ii) January 1, 2017 and ending ten (10) days thereafter, SXL shall have the right (the "Call Right") to call for redemption all of the Class B Units issued to ETP pursuant to the Exchange Agreement, for an amount in cash equal to $300,000,000 (the "Call Purchase Price"), payable on the Call Exercise Date (as defined below) by wire transfer of immediately available funds. If SXL desires to exercise the Call Right pursuant to this Section 2.01, SXL shall deliver to ETP written notice (the "Call Notice") at least five (5) trading days prior to the exercise date and specifying such date (the "Call Exercise Date") on which SXL desires to call the Class B Units, which Call Exercise Date shall be no more than ten (10) trading days following the date of such Call Notice.

Section 2.02. ETP Put Right.
For the period beginning on July 1, 2017 and ending on July 10, 2017, ETP shall have the right to sell (the "Put Right") to SXL all of the Class B Units issued to ETP pursuant to the Exchange Agreement, for an amount in cash equal to the greater of $313,500,000 or the Fair Market Value of such Common Units (the "Put Purchase Price") as of the Put Exercise Date (as defined below). If ETP desires to exercise the Put Right pursuant to this Section 2.02, ETP shall deliver to SXL written notice (the "Put Notice") at least five (5) trading days prior to the exercise date and specifying such date (the "Put Exercise Date") on which ETP desires to effect such sale, which Put Exercise Date shall be no more than ten (10) trading days following the date of such Put Notice. SXL shall use reasonable efforts to pay the Put Purchase Price for such Class B Units by wire transfer of immediately available funds as soon as reasonably practicable following the Put Exercise Date. For the avoidance of doubt, the Class B Units shall not be converted into SXL Common Units pursuant to Section 5.13(e) of the SXL Partnership Agreement Amendment in the event ETP delivers a Put Notice in accordance with this Section 2.02.
ARTICLE III.
MISCELLANEOUS
Section 3.01.    Governing Law.
This Agreement shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware, without giving effect to any conflicts of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.
Section 3.02.    Waiver of Jury Trial.
EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 3.03.    Amendment.
This Agreement may be amended or modified only by written agreement of ETP and SXL.
Section 3.04.    Waivers of Compliance; Consents.
Except as otherwise provided in this Agreement, any failure of any of the Parties to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by the Party or Parties entitled to the benefits thereof only by a written instrument signed by the Party or Parties granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 3.05.    Notices.
Any notice, demand or communication required or permitted under this Agreement shall be in writing and delivered personally, by reputable overnight delivery service or other courier or by certified mail, postage prepaid, return receipt requested, and shall be deemed to have been duly given (a) as of the date of delivery if delivered personally or by overnight delivery service or other courier or (b) on the date receipt is acknowledged if delivered by certified mail, addressed as follows; provided that a notice of a change of address shall be effective only upon receipt thereof and provided further that any notice, demand or communication delivered pursuant to this Section 3.05 shall also be made by facsimile or email, none of which shall constitute notice:
If to ETP, to:
Energy Transfer Partners, L.P.
3738 Oak Lawn
Dallas, TX 75219
Facsimile: (214) 981-0706
Attention: General Counsel

If to SXL, to:
Sunoco Logistics Partners L.P.
3807 West Chester Pike
Newtown Square, PA 19073
Facsimile: (866) 244-5696
Attention: General Counsel
Section 3.06.    Assignment.
This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. No Party may assign or transfer this Agreement or any of its rights, interests or obligations under this Agreement without the prior written consent of the other Parties. Any attempted assignment or transfer in violation of this Agreement shall be null, void and ineffective.
Section 3.07.    No Third Party Beneficiaries.
This Agreement shall be binding upon and inure solely to the benefit of the Parties hereto and their respective successors and assigns. Except as provided herein, none of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including any creditor of any Party or any of their Affiliates. No such third party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any liability (or otherwise) against any other Party.
Section 3.08.    Entire Agreement.

This Agreement and the Exchange Agreement constitute the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both oral and written, among the Parties or between any of them with respect to such subject matter.
Section 3.09.    Severability.
Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction by any Governmental Authority, (i) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, (ii) such provision shall be invalid, illegal or unenforceable only to the extent of such prohibition or invalidity, (iii) to the extent any such provision is deemed to be invalid, illegal or unenforceable, the Parties agree that such court or arbitrator shall modify such provision so that such provision shall be valid, legal and enforceable as originally intended to the greatest extent possible and (iv) to the extent that the court or arbitrator does not modify such provision, the Parties agree that they shall endeavor in good faith to exercise or modify such provision so that such provision shall be valid, legal and enforceable as originally intended to the greatest extent possible.
Section 3.10.    Representation by Counsel.
Each of the Parties agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement, and that it has executed the same upon the advice of such independent counsel. Each Party and its counsel cooperated in the drafting and preparation of this Agreement, and any and all drafts relating thereto shall be deemed the work product of the Parties and may not be construed against any Party by reason of its preparation. Therefore, the Parties waive the application of any Law providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.
Section 3.11.    Facsimiles; Counterparts.
This Agreement may be executed by facsimile signatures by any Party and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required. This Agreement may be executed in counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.
Section 3.12.    Expiration and Termination.
This Agreement and all obligations of each Party hereunder shall terminate and have no further force and effect as of the earliest of (a) the date on which the Class B Units are either (i) called for redemption pursuant to Section 2.01 hereof or (ii) sold to SXL pursuant to Section 2.02 hereof, (b) the Class B Conversion Date, and (c) the mutual written agreement of all Parties hereto.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have entered into this Agreement as of the date first written above.

ENERGY TRANSFER PARTNERS, L.P.

By:	Energy Transfer Partners GP, L.P., its general partner By: Energy Transfer Partners, L.L.C., its general partner

By:
Name: Thomas P. Mason
Title: Senior Vice President, General Counsel and Secretary

SUNOCO LOGISTICS PARTNERS L.P.

By:	Sunoco Partners LLC, its general partner

By:
Name: Kathleen Shea-Ballay
Title: Senior Vice President, General Counsel and Corporate Secretary